Company No. 3140769	EXHIBIT 1.1

The Companies Act 1985 and 1989

Company Limited by Shares

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

The Rank Group Plc

May 2003

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CERTIFICATE OF INCORPORATION

OF A PUBLIC LIMITED COMPANY

Company No. 3140769

The Registrar of Companies for England and Wales hereby certifies that MEGASTORM PUBLIC LIMITED COMPANY is this day incorporated under the Companies Act 1985 as a public company and that the company is limited.

Given at Companies House, Cardiff, the 22nd December 1995

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MRS. E. P. OWEN

For the Registrar of Companies

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COMPANIES HOUSE

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3140769

The Registrar of Companies for England and Wales hereby certifies that

MEGASTORM PUBLIC LIMITED COMPANY

having by special resolution changed its name, is now incorporated under the name of

The Rank Group Plc

Given at Companies House, London, the 23rd July 1996

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MISS S. BASHAR

For The Registrar Of Companies

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COMPANIES HOUSE

Company Number 3140769

The Companies Act 1985

Public Company Limited by Shares

The Rank Group Plc

At an Extraordinary General Meeting of the above-named Company, duly convened and held at 6 Connaught Place, London, W2 2EZ on 7 August 1996 the following Resolutions were duly passed:-

ORDINARY RESOLUTION

1.	That each of the issued and unissued 50,000 shares of £1 each in the capital of the Company be redesignated and subdivided, pursuant to section 121 of the Companies Act 1985, into 10 Ordinary shares of 10 pence each having the rights and being subject to the restrictions set out in the Articles of Association of the Company to be adopted by the Special Resolution numbered 3 below.

SPECIAL RESOLUTION

2.	That the authorised share capital of the Company be increased, pursuant to section 121 of the Companies Act 1985, to £180,000,000 and US $5,000,000 by the creation of:

(a)	1,199,500,000 Ordinary Shares of 10 pence each to rank pan passu in all respects with the Ordinary Shares of 10 pence each in the capital of the Company to be created by the redesignation and subdivision proposed by the Ordinary Resolution numbered 1 above;

(b)	300,000,000 Convertible Cumulative Redeemable Preference Shares of 20 pence each having the rights and being subject to the restrictions set out in Article 3(D) of the Articles of Association of the Company to be adopted by the Special Resolution numbered 3 below; and

(c)	5000 preference shares of US$1,000 each having the rights and being subject to the restrictions set out in Article 3(C) of the Articles of Association of the Company to be adopted by the Special Resolution numbered 3 below.

3.	That the regulations contained in the printed document submitted to the Meeting marked “A” and signed by the Chairman for the purpose of identification be adopted as the Articles of Association of the Company in substitution for and to the exclusion of the existing Articles of Association of the Company.

4.	That the Memorandum of Association be altered, as respects the objects of the Company, by deleting Clause 4 and substituting therefor the paragraphs set out in the document submitted to the Meeting marked ‘B’ and signed by the Chairman for the purpose of identification.

5.	That the Directors be authorised and empowered in accordance with the terms of paragraphs (A) and (C) of Article 6 of the Articles of Association of the Company to be adopted by the Special Resolution numbered 3 above on the basis that the prescribed period (as defined in paragraph (D) of that Article) shall be the period expiring on the date for which the Annual General Meeting of the Company next following this meeting is convened, the Section 80 amount (as so defined) shall be the aggregate of (i) £129,974,658 (in respect of allotments of relevant securities to holders of shares in The Rank Organisation Plc in connection with a scheme of arrangement of that company pursuant to section 425 of the Act on such terms as the Directors may think fit) and (ii)£27,843,580 to such persons and on such terms as the Directors may think fit; and the Section 89 amount (as so defined) shall be £4,176,530.

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Clifford Perkins

Chairman

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

THE RANK GROUP PLC

(COMPANY NUMBER 3140769)

SPECIAL RESOLUTIONS

At the Annual General Meeting of the above-named company, duly convened and held at the Odeon Cinema, Leicester Square, London WC2H 7LQ on 21 April 1999 the following Special Resolutions were duly passed:

1.	“That the Directors be authorised and empowered in accordance with the terms of paragraphs (A) and (C) of Article 6 of the articles of association on the basis that the prescribed period (as defined in paragraph (D) of that Article) shall be the period expiring on the date for which the annual general meeting of the Company next following this meeting is convened, the Section 80 amount (as so defined) shall be £28,079,561 and the Section 89 amount (as so defined) shall be £3,867,941”.

2.	“That, pursuant to Article 4(B) of the articles of association, the Company be and is hereby generally and unconditionally authorised for the purpose of section 166 of the Companies Act 1985 to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) on the London Stock Exchange of Ordinary shares of 10p each in the capital of the Company (Ordinary shares) on the following terms:

(a)	the maximum number of Ordinary shares hereby authorised to be purchased is 77,358,837;

(b)	the maximum price (exclusive of expenses) which may be paid for an Ordinary share shall be not more than 5 per cent above the average of the market values for an Ordinary share for the five business days immediately preceding the date on which the Ordinary share is purchased;

(c)	the minimum price (exclusive of expenses) which may be paid is 10p per Ordinary share;

(d)	unless previously varied, revoked or renewed, the authority hereby conferred shall expire at the conclusion of the next annual general meeting of the Company to be held in 2000 or on the day preceding the date falling 18 months from the date of passing of this resolution, whichever shall be the earlier; and

(e)	the Company may make a contract or contracts to purchase Ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may purchase Ordinary shares in pursuance of any such contract or contracts”.

3.	“That the Directors be authorised:

(a)	to exercise the power contained in Article 134(C) of the articles of association to offer holders of Ordinary shares (“Ordinary shares”) the right to elect and receive new Ordinary shares, credited as fully paid, in whole or in part, instead of cash, in respect of any dividend paid or declared during the period commencing on the date hereof and expiring at the conclusion of the next annual general meeting of the Company; and

(b)	to determine the basis of allotment of new Ordinary shares in respect of any such dividend so that the value of such new Ordinary shares may exceed the amount of such dividend, but not by more than 20 per cent, of such amount, and for these purposes the value of such new Ordinary shares shall be calculated by reference to the “average” quotation of an Ordinary share, which shall be the average of the best bid prices for an Ordinary share, as derived from the Stock Exchange Electronic Trading Service, at 10.00 a.m., 12.00 noon and 3.00 p.m. for such five consecutive dealing days as the Directors may determine, save that if a best bid price for an Ordinary share is not so available or is zero in respect of any such time, the Directors be authorised to determine the value of such new Ordinary shares on such basis as they may deem appropriate in consultation with the London Stock Exchange Limited;

and the terms of paragraphs (a) and (b) above shall have the force and effect of an additional article in the articles of association of the Company.”

4.	“That the articles of association of the Company be altered by deleting the existing article 80 and adopting the following article in its place:

“80. At every annual general meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but:

(1)	if any Director has at the start of the annual general meeting been in office for more than three years since his last appointment or re-appointment, he shall retire; and

(2)	if there is only one Director who is subject to retirement by rotation, he shall retire.””

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C B A Cormick, Secretary

THE COMPANIES ACT 1985

The Rank Group Plc (the “Company”)

(Company Number 3140769)

At the annual general meeting of the above named company, duly convened and held at the Merchant Taylor’s Hall, 30 Threadneedle Street, London EC2R 8JB on 6 May 2003 the following Special Resolutions were passed:

1.	“That Article 102(A) (the “Article”) of the Company’s articles of association be and is hereby amended by the replacement of the words “one and one half times” in the fifteenth line of the Article with the words “two and one half times”.

2.	“That the directors be authorised and empowered in accordance with the terms of paragraph (C) of Article 6 of the articles of association on the basis that the prescribed period (as defined in paragraph (D) of that Article) shall be the period expiring on the date for which the annual general meeting of the Company next following this meeting is convened and the Section 89 amount (as so defined) shall be £2,973,986”.

3.	“That, pursuant to Article 4(B) of the articles of association, the Company be and is hereby generally and unconditionally authorised for the purpose of Section 166 of the Companies Act 1985 to make one or more market purchases (within the meaning of Section 163(3) of the Companies Act 1985 on the London Stock Exchange of ordinary shares of l0p each in the capital of the Company (“Ordinary shares”) on the following terms:

(a)	the maximum number of Ordinary shares hereby authorised to be purchased is 89,219,500;

(b)	the maximum price (exclusive of expenses) which may be paid for an Ordinary share shall be not more than 5% above the average of the market values for an Ordinary share for the five business days immediately preceding the date on which the Ordinary share is purchased;

(c)	the minimum price (exclusive of expenses) which may be paid is l0p per Ordinary share;

(d)	unless previously varied, revoked or renewed, the authority hereby conferred shall expire at the conclusion of the next annual general meeting of the Company to be held in 2004 or on the day preceding the date falling 18 months from the date of passing of this resolution, whichever shall be the earlier; and

(e)	the Company may make a contract or contracts to purchase Ordinary shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may purchase Ordinary shares in pursuance of any such contract or contracts”.

4.	“That, pursuant to Article 4(B) of the articles of association, the Company be and is hereby generally and unconditionally authorised for the purpose of Section 166 of the Companies Act 1985 to make one or more market purchases (within the meaning of Section 163(3) of the Companies Act 1985) on the London Stock Exchange of Convertible Cumulative Redeemable Preference shares of 20p each in the capital of the Company (“Convertible Preference shares”) on the following terms:

(a)	the maximum number of Convertible Preference shares hereby authorised to be purchased is 34,040,000;

(b)	the maximum price (exclusive of expenses) which may be paid for a Convertible Preference share shall be not more than 5% above the average of the market values for a Convertible Preference share for the five business days immediately preceding the date on which the Convertible Preference share is purchased;

(c)	the minimum price (exclusive of expenses) which may be paid is 20p per Convertible Preference share;

(d)	unless previously varied, revoked or renewed, the authority hereby conferred shall expire at the conclusion of the next annual general meeting of the Company to be held in 2004 or on the day preceding the date falling 18 months from the date of passing of this resolution, whichever shall be the earlier; and

(e)	the Company may make a contract or contracts to purchase Convertible Preference shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may purchase Convertible Preference shares in pursuance of any such contract or contracts”.

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CBA Cormick, Secretary

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

THE RANK GROUP PUBLIC LIMITED COMPANY

(as altered by a special resolution passed on

7 August 1996)

1.	The name of the Company is “THE RANK GROUP PUBLIC LIMITED COMPANY”*.

2.	The Company is to be a Public Company.

3.	The Company’s registered office is to be situated in England and Wales.

4.	The Company’s objects are:

(a)	To carry on business as a holding company and to acquire and hold shares, stocks, debenture stocks, bonds, mortgages, obligations and other securities of any kind issued or guaranteed by any company, corporation, government, public body or authority or undertaking of whatever nature and wherever constituted or carrying on business.

(b)	To carry on in any part of the world and whether directly or indirectly all or any one or more of the following businesses or trades:

(i)	proprietors, lessees, licensees, tenants and managers and providers of places of entertainment, amusement or recreation of all sorts including (without limitation) amusement arcades, theatres, film producing studios, exhibitions of any kind, discotheques, dance halls, piers, concert halls, cinemas, marinas, snooker and/or billiard clubs, squash clubs, night clubs, sports clubs, holiday camps, casinos, gaming clubs, caravan and camp sites, hotels, service flats, houses, chalets, cottages, leisure

*	The name of the Company was changed on 23 July 1996

centres, swimming pools, clubs of all kinds, bingo halls, restaurants, cafes, public houses, bars, taverns, canteens, refreshment rooms and any place or centre or building used wholly or partly for the purpose of or in connection with the provision of entertainment or leisure activity of any description whatsoever;

(ii)	providing for the writing, creating, production, publication, representation, manufacture and performance in any manner of films, videos, audio and visual recordings, dramatic entertainments and performances, and of acquiring, selling, hiring, granting licences or otherwise dealing in copyrights, and all or any performing, publishing and/or other rights in connection with any such production, representation, performance or entertainment;

(iii)	users, hirers (whether on lease, hire, purchase or otherwise), manufacturers, suppliers, importers and exporters, providers of, or dealers in any way whatsoever in, games, sports equipment, amusement machines, gaming machines, slot machines of all kinds, and goods, equipment, machinery, apparatus and accessories and services for the purpose of or related to or in connection with the provision of entertainment, amusement, gaming facilities, sports or other leisure activity of any nature whatsoever.

(c)	To carry on any other trade or business whatever which, in the opinion of the Board of Directors, can be advantageously carried on in connection with or ancillary to any of the above-mentioned businesses or is calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company.

(d)	To purchase, hire, or otherwise acquire any photographic and other apparatus in connection with cinematograph shows and exhibitions, and radio and television entertainment, and to manufacture films and other appliances and machines in connection with mechanical reproduction or transmission of pictures, movement, music and sounds, and to organise and conduct theatrical productions and entertainments of all kinds.

(e)	To enter into agreements with authors, agents or other persons for the dramatic, cinematographic or performing or

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other rights of operas, plays, films, film scenarios, operettas, burlesques, vaudevilles, revues, ballets, pantomimes, spectacular pieces, musical compositions, and other dramatic, musical and cinematographic performances and entertainments, or for the production, representation or performance thereof either in the United Kingdom or elsewhere in any part of the world and to enter into engagements of all kinds with artists and other persons.

(f)	To acquire, erect, build or reconstruct, rent or purchase, sell, let, exchange, alienate, mortgage, charge or otherwise deal with or develop cinematograph theatres, film-producing studios, music halls, theatres, picture palaces and other places of amusement, exhibition and entertainment generally, and also shops, dwelling houses, flats and maisonettes, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, ground rent or other rents or incumbrances.

(g)	To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company’s business or any branch or department thereof.

(h)	To enter into such commercial or other transactions in connection with any trade or business of the Company as may seem desirable to the Board of Directors for the purpose of the Company’s affairs.

(i)	To apply for, purchase or otherwise acquire, develop, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information, whether relating to any inventions or otherwise and to use, exercise, develop, experiment with or grant licences in respect of, or otherwise deal with the property, rights or information so acquired or any property rights or information which the Company may propose to acquire.

(j)	To invest and deal with the moneys of the Company not immediately required in any manner and hold and deal with any investment so made.

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(k)	To carry on the business of carriers by air, sea, road, railway, canal or otherwise and to own transport facilities of every kind.

(l)	To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company’s holding or subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business or who are or were at the time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or fund calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; and to establish, set up, support and maintain share purchase, share option, incentive, acquisition or profit-sharing schemes for the benefit of any employees of the Company or of any company which is for the time being the Company’s holding or subsidiary company as defined by Section 736 of the Companies Act 1985 and to do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid or to lend money to such persons as aforesaid (so far as the same is lawful) to enable them to participate in any such share option, incentive or acquisition scheme or otherwise to purchase or subscribe for fully-paid shares of the Company or any holding company to be held by themselves by way of beneficial ownership or to the trustees of an employees’ share scheme as defined in Section 743 of the Companies Act 1985 (including any statutory modification or re-enactment for the time being in force).

(m)	To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, promissory notes, bills of exchange, bills of

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lading, warrants, debentures and other negotiable and transferable instruments.

(n)	To act as agents, brokers or trustees, and to enter into such arrangements (whether by way of amalgamation, partnership, profit sharing, union of interests, co-operation, joint venture or otherwise) with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company and as may seem to the Board of Directors to advance the interests of the Company and to vest any property of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

(o)	To apply for, support, promote and obtain any Act of Parliament, charter, privilege, concession, licence, authorisation or right of any government, state or municipality, or any other department or authority, or enter into arrangements with any such body, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the Board of Directors to be expedient, and to oppose any proceedings or applications which may seem to the Board of Directors to be calculated directly or indirectly to prejudice the interests of the Company.

(p)	To sell, lease, dispose of, grant rights over or otherwise deal with the undertaking, property or assets of the Company or any part thereof or right or interest therein on such terms and for such consideration as the Board of Directors may decide, and to distribute among the members in specie of the Company any property or assets of the Company of whatever kind or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(q)

To give such financial assistance, directly or indirectly, for the purpose of the acquisition of shares in the Company or the Company’s holding company as defined by Section 736 of the Companies Act 1985 or for the purpose of reducing or discharging any liability incurred by any person for the

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purpose of the acquisition of shares in the Company as may be lawful.

(r)	To pay for any rights or property acquired by the Company and to remunerate any person or company, whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part, or by any combination of such methods or by any other method or combination of methods the Board of Directors think fit.

(s)	To acquire any shares, stocks, debentures, debenture stock, bonds, obligations or securities by original subscription, tender, purchase, exchange or otherwise, and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

(t)	To form, establish or promote and assist companies and syndicates of all kinds and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on, all or any of the shares, debentures, debenture stock or other securities or obligations of any company or association, government or authority and to pay or provide for brokerage, commission and underwriting in respect of any such issue upon such terms as the Board of Directors may decide and in particular to promote any other company for the purpose of acquiring all or any of the property and liabilities of this Company, or for any other purpose which may in the opinion of the Board of Directors seem directly or indirectly calculated or likely to benefit the Company.

(u)	To effect and maintain insurances against loss of or injury to any property of or any persons employed by the Company or against any other loss to the Company.

(v)	To co-ordinate, finance, manage, control, subside or otherwise assist any company or companies in which the Company has a direct or indirect interest, to provide financial, secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments in any manner and any arrangements with respect to any business or operations of or generally with respect to any such company or companies.

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(w)	To carry on through any subsidiary or associated company any activities which the Company is authorised to carry on and to make any arrangements whatsoever with such company (including any arrangements for taking the profits or bearing the losses of any such activities) as the Board of Directors may think fit.

(x)	To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which the Company is authorised to carry on.

(y)	To amalgamate with any other company whose objects are or include objects similar to those of the Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

(z)	To raise or borrow money in such manner as the Board of Directors may think fit and to receive deposits and to mortgage, charge, pledge or give liens or other security over the whole or any part of the Company’s undertaking, property and assets (whether present or future), including any or all of the uncalled capital for the time being of the Company and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurances, for such purposes and in such circumstances and upon such terms and conditions as the Board of Directors may think fit.

(aa)	To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or those of some other person or company in such circumstances and upon such terms and conditions as the Board of Directors may think fit.

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(bb)	To issue and deposit any securities which the Company has power to issue by way of mortgage, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

(cc)	To pay or agree to pay all or any of the promotion, formation and registration expenses of the Company.

(dd)	To procure the Company to be registered or recognised in any part of the world.

(ee)	To contribute to or support (including by way of giving any guarantee) any public, general, political, charitable, benevolent or useful object, which it may seem to the Board of Directors to be in the interests of the Company or its members to contribute to or support.

(ff)	To do all or any of the above things in any part of the world whether as principals or agents or trustees or otherwise and either alone or jointly with others and either by or through agents, subcontractors, trustees or otherwise.

(gg)	To do all such other things as may be considered by the Board of Directors to further the interests of the Company or to be incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that (a) the objects set forth in each subclause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and (b) the word “company” in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate and whether domiciled in the United Kingdom or elsewhere, and (c) except where the context expressly so requires, none of the several paragraphs of this clause, or the objects therein specified, or the powers thereby conferred shall be limited by, or be deemed merely subsidiary or auxiliary to, any other paragraph of this clause, or the objects specified in such other paragraph specified, or the powers thereby conferred but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said

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paragraphs defined the objects of a separate, distinct and independent company.

5.	The liability of the Members is limited.

6.	The Company’s share capital is £50,000 divided into 50,000 shares of £1 each.

Notes:

1.	By an Ordinary Resolution passed on 7 August 1996 the share capital of the Company was redesignated and subdivided into 500,000 Ordinary Shares of 10 pence each.

2.	By a Special Resolution passed on 7 August 1996 the capital of the Company was increased to £180,000,000 and US$5,000,000 by the creation of 1,199,500,000 additional Ordinary Shares of 10 pence each, 300,000,000 Convertible Cumulative Redeemable Preference Shares of 20 pence each and 5000 Preference Shares of US$1,000 each.

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WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	NUMBER OF SHARES TAKEN BY EACH SUBSCRIBER
Luciene James Limited 83 Leonard Street London EC2A 4QS Limited Company	ONE

Richard Futerman Limited 83 Leonard Street London EC2A 4QS Limited Company	ONE

DATED 12 December 1995.

WITNESS to the above Signatures:-

Sarah Kaye

1 Bigwood Road

London NW11 7BB

Solicitor

Company No. 3140769

THE COMPANIES ACTS 1985 AND 1989

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

The Rank Group Plc

16.	Proxies and Corporate Representatives	44

17.	Directors	45

18.	Appointment and Retirement of Directors	46

19.	Executive Directors	49

20.	Alternate Directors	49

21.	Powers and Duties of Directors	50

22.	Gratuities, Pensions and Insurance	52

23.	Borrowing Powers	52

24.	Proceedings of Directors	55

25.	Secretary	59

26.	Destruction of Documents	59

27.	Minutes	59

28.	The Seal	60

29.	Registers	60

30.	Dividends	61

31.	Reserves	65

32.	Capitalisation	66

33.	Accounting records	67

34.	Notices	67

35.	Winding Up	69

36.	Indemnity	69

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No. 3140769

THE COMPANIES ACTS 1985 AND 1989

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

THE RANK GROUP PUBLIC LIMITED COMPANY

(adopted by special resolution passed on 7 August 1996 and amended by unanimous shareholders agreement dated 15 August 1996,

by special resolution on 21 April 1999 and further amended by special resolution on 6 May 2003)

Preliminary

1.	The regulations in Table A as in force at the date of the incorporation of the Company shall not apply to the Company.

Interpretation

2.	In these Articles, unless the context otherwise requires:-

the Act means the Companies Act 1985 including any modification or re-enactment thereof for the time being in force;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors for the time being of the Company;

certificated share means a share which is not an uncertificated share and references to a share held in certificated form shall be construed accordingly;

clear days in relation to the giving of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Companies Acts has the meaning given by Section 744 of the Act and includes any enactment passed after those Companies Acts which may by virtue of that or any other such enactment be cited together with those Companies Acts as the “Companies Acts” (with or without the addition of an indication of the date of any such enactment);

Director means a director of the Company;

the Directors means the Directors or any of them acting as the board of Directors of the Company or any committee thereof;

dividend means dividend or bonus;

holder in relation to any shares means the member whose name is entered in the register as the holder of such shares;

in writing means expressed in legible form by any method or recorded in a form which is capable of being reproduced in legible form;

London Stock Exchange means the London Stock Exchange Limited;

member means a member of the Company;

Memorandum means the memorandum of association of the Company as amended from time to time;

office means the registered office of the Company;

paid means paid or credited as paid;

preference shares means any preference shares in the capital of the Company and shall, unless the context otherwise requires, include the Convertible Preference Shares and the Dollar Preference Shares (as respectively defined in Article 3.(A));

register means the register of members of the Company;

Registrars means the registrars for the time being of the Company;

the Regulations means the Uncertificated Securities Regulations 1995 (SI 1995 No. 3272) (including any modification thereof or any regulations in substitution therefor made under Section 207 of the Companies Act 1989 for the time being in force);

the relevant system means the computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters in accordance with the Regulations seal means the common seal of the Company and includes any official seal kept by the Company by virtue of Sections 39 or 40 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

shares means shares in the capital of the Company of whatsoever class and howsoever denominated;

uncertificated share means a share to which Article 10 applies and references to a share held in uncertificated form shall be construed accordingly; and

the United Kingdom means Great Britain and Northern Ireland.

References to a document being executed include references to its being executed under hand or under seal or by any other method.

References to writing include references to any visible substitute for writing and to anything partly in one form and partly in another form.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Save as aforesaid any words or expressions defined in the Act or the Regulations (but excluding any modification thereof not in force at the date of adoption of these Articles) shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Subject to the preceding paragraph, references to any provision of any enactment or of any subordinate legislation (as defined by Section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word Directors in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Directors, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

Share Capital

3.(A) The share capital of the Company is £180,000,000 divided into 1,200,000,000 ordinary shares of 10p each (Ordinary Shares), 300,000,000 convertible cumulative redeemable preference shares of 20p each (Convertible Preference Shares) and US$5,000,000 divided into 5,000 preference shares of US$1,000 each (Dollar Preference Shares).

(B) Notwithstanding the provisions of Article 4.(A) the Dollar Preference Shares shall confer upon the holders thereof the rights and be subject to the limitations and restrictions specified in these Articles save that, to the extent that there is any ambiguity or inconsistency between the provisions of this Article and any other Article, the provisions of this Article shall prevail in respect of the Dollar Preference Shares. The Dollar Preference Shares shall also confer such rights and be subject to such further limitations and restrictions (not being inconsistent with the rights, limitations and restrictions specified in this Article or with the provisions of the Companies Acts) as may be attached by the Directors to such Dollar Preference Shares prior to their allotment and so that (subject to the provisions of this Article and to the Companies Acts) in exercising such power the Directors may attach to Dollar Preference Shares rights, limitations and restrictions which are not the same as those attached to Dollar Preference Shares which have then been allotted and/or issued.

(C) Each of the Dollar Preference Shares shall confer on the holder thereof the following rights:-

Dollar Preference Shares:

(1) Income

the right in priority to the payment of any dividend to the holders of Ordinary Shares and in priority to or pari passu with the payment of any dividend to the holders of any other class of preference shares to a cumulative preferential dividend payable in US dollars at such rates (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on such dates and on such other terms and conditions as may be determined by the Directors prior to the issue thereof.

Whilst there remain any arrears or deficiency of the dividend payable on any Dollar Preference Shares (which shall accrue on a day to day basis) or whilst any redemption moneys payable on any Dollar Preference Shares remain unpaid after the date for payment thereof, no dividends or other distributions may be declared, paid or made on any other class of shares which rank pari passu with or after such Dollar Preference Shares, and the Directors may not exercise the powers contained in Article 137 or Article 138 of these Articles. Subject to the provisions of this sub-paragraph and as otherwise provided in this Article the holders of Dollar Preference Shares shall not be entitled to any dividend on Dollar Preference Shares if the making of such payment would be prohibited pursuant to the Companies Acts;

(2) Capital

the right on a winding up or other return of capital (other than on a purchase of shares by the Company) to receive in US dollars out of assets of the Company available for distribution to its members in priority to any payment to the holders of Ordinary Shares and in priority to or pari passu with the holders of any other class of preference shares in their capacity as shareholders:-

(a)	a sum equal to:-

the amount of any dividend whether or not such dividend has been declared (and any arrears or deficiency in respect thereof) on any Dollar Preference Share which is due for payment on or after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date but, except on a return of capital on a winding up, only to the extent that any such amount or further amount was, or would have been, payable as a cash dividend in accordance with or pursuant to this Article; and

(b)	the amount paid up or credited as paid up in respect of the nominal value of such Dollar Preference Share together with an amount equal to any premium paid on the issue thereof;

provided that no purchases of shares may be effected by the Company whilst there remains any arrears of the dividend payable on any Dollar Preference Share or whilst any redemption moneys payable on any Dollar Preference Share pursuant to paragraph (6) below remain unpaid after the date for payment thereof;

(3) Receipt of Notices

the right for the holder thereof to be sent (at the same time as the same are sent to the holders of Ordinary Shares) all notices of general meetings of the Company and a copy of every circular or other like document sent by the Company to the holders of Ordinary Shares;

(4) Attendance and voting at meetings

the right to attend and vote at general meetings of the Company if but only if:-

(a)	as at the date of the notice convening such meeting, any dividend or part thereof payable on such Dollar Preference Share shall have been in arrears for more than six months; and/or

(b)	a resolution is to be proposed at the meeting varying or abrogating any of the rights attached to the Dollar Preference Shares and then to vote only on such resolution and so that any purchase by the Company of its shares shall not be deemed a variation or abrogation of such rights (except where such purchase contravenes the proviso to paragraph (C)(2) of this Article) and, for the avoidance of doubt, any variation in the borrowing powers of the Company shall not constitute any variation or abrogation of such rights; and/or

(c)	a resolution is to be proposed at the meeting to wind up the Company and then to vote only on any such resolution.

Whenever holders of Dollar Preference Shares are entitled to vote on a resolution, on a show of hands every such holder who is present in person shall have one vote and on a poll every such holder who is present in person or by proxy shall have such number of votes as shall have been determined by the Directors on issue of the relevant Dollar Preference Shares held by that person;

(5) Limitations

A Dollar Preference Share shall not confer on the holder thereof:-

(a)	any right to participate in the profits or assets of the Company other than as set out in sub-paragraphs (C)(1) and/or (2) of this Article;

(b)	subject to the Companies Acts, any right to participate in any offer or invitation by way of rights, or other offer or otherwise to subscribe for additional shares in the Company;

(c)	any right of conversion; or

(d)	any right to participate in any issue of bonus shares;

(6) Redemption

(a)	Any Dollar Preference Share shall, subject to the provisions of the Companies Acts, be redeemable at the option of the Company on any date fixed for the payment of dividends (hereinafter called Redemption Date) at par together with such premium (if any), paid on the issue thereof and an amount equal to any arrears or accruals of the dividends payable thereon to be calculated down to but not including the relevant Redemption Date such amount to be payable whether or not such dividend has been declared;

(b)	where some only of the Dollar Preference Shares in issue at any time are to be redeemed the Directors may for the purpose of ascertaining the same cause a draw to be made of those to be redeemed at the office (or at such other place as the Directors may determine) in such manner as they may deem fair and equitable;

(c)

the Company shall give to the holders of the Dollar Preference Shares to be redeemed not less than 20 nor more than 60 days’ prior notice in writing of any Redemption Date. Such notice shall specify the applicable Redemption Date, the aggregate number of Dollar Preference Shares to be redeemed, the price of redemption and, the place at which the certificates for such Dollar Preference Shares are to be presented for redemption and upon such Redemption Date each of such holders shall be bound to deliver to the Company at such place the certificate or certificates for such of those Dollar Preference Shares as are held by him. Upon such delivery the Company shall pay to such holder the amount due to him in respect of such redemption and upon such Redemption Date the Company shall (subject as provided in sub-paragraph (d) below) redeem the Dollar Preference Shares to be redeemed on that date and shall cancel the certificate or certificates so delivered. If any such certificate so delivered to the Company includes any Dollar Preference Shares not redeemable on that occasion, a fresh certificate for such shares shall be issued to the holder without charge upon cancellation of the existing certificate;

(d)	as from any relevant Redemption Date no dividend shall be payable or accrue on the Dollar Preference Shares to be redeemed on such date except on any such Dollar Preference Shares in respect of which, upon due presentation of the certificate relating thereto, payment of the moneys due at such redemption shall be refused or improperly withheld, in which case the said dividend shall be deemed to continue to accrue on and from the Redemption Date to but not including the date of payment of such redemption moneys, and such Dollar Preference Shares shall not be treated as having been redeemed until the relevant redemption moneys and all arrears or deficiencies or accruals of the said dividend shall have been paid.

(e)	the receipt of the registered holder for the time being of any Dollar Preference Shares or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof;

(7) Purchase

Subject to the provisions of the Companies Acts and without prejudice to the provisions of paragraph (B) of Article 4 the Company may at any time purchase any Dollar Preference Shares;

(a)	in the market;

(b)	by tender (available alike to all holders of the preference shares);

(c)	by private treaty; or

(d)	in any other manner whatsoever, in each case upon such terms as the Directors shall determine;

(8) Consolidation and division

The Directors may (pursuant to the authority given by the passing of the resolution to adopt this Article) consolidate and divide and/or sub-divide the authorised preference share capital existing as a consequence of the redemption or purchase of Dollar Preference Shares into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) in the same currency as the Dollar Preference Shares or into unclassified shares of the same nominal amount in the same currency as the Dollar Preference Shares (and so that the provisions of Articles 39 to 42 inclusive shall, where relevant, apply to any such consolidation and division or sub-division);

(9) Other distributions

(a)	Subject to any rights which may be attached to the Dollar Preference Shares by or pursuant to the preceding provisions of this Article or to any other class of shares, the profits of the Company available for distribution and resolved to be distributed shall, subject to the provisions of the Companies Acts and of Articles 125 and 126 of these Articles, be distributed by way of dividend among the holders of Ordinary Shares;

(b)	On a return of capital on winding up, the assets of the Company available for distribution among the members shall, subject to any provision made under Section 719 of the Act and subject to any rights which may be attached to the Dollar Preference Shares by or pursuant to the preceding provisions of this Article and/or to any other class of shares, be applied in repaying to the holders of the Ordinary Shares the amounts paid up on such shares and, subject thereto, shall belong to and be distributed among such holders rateably according to the number of such Ordinary Shares held by them respectively;

(10) Further Shares

The special rights attached to any Dollar Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied, affected, modified, dealt with or abrogated by the creation or issue of any further shares (new shares) ranking in all respects after or in any respect pari passu with such Dollar Preference Shares (but in no respect in priority thereto) and so that any new shares ranking pari passu with such Dollar Preference Shares may either carry rights identical in all respects with such Dollar Preference Shares or any of them or rights and/or restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:-

(a)	the rate of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

(c)	a premium may be payable on any return of capital relating to the new shares or there may be no such premium;

(d)	the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Dollar Preference Shares; and

(e)	the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

(D) Each of the Convertible Preference Shares shall confer on the holder thereof the following rights and shall be subject to the following restrictions:-

Convertible Preference Shares:

(1) Income

(a)	The holders of the Convertible Preference Shares shall have the right to be paid out of the profits available for distribution and resolved to be distributed in respect of each financial year or other accounting period of the Company a fixed cumulative preferential dividend (Preferential Dividend) at the rate of 8.25p per annum (excluding the amount of any associated tax credit) on every 20p in nominal amount of Convertible Preference Shares held by them respectively:-

(i)	postponed and subject to any payment of dividend on the Dollar Preference Shares;

(ii)	pari passu with any payment of dividend on the Further Preference Shares (as defined in sub-paragraph (7)(b)), ranking pari passu as to participation in the profits of the Company with the Convertible Preference Shares; but

(iii)	in priority to any payment of dividend on any other class of shares.

The Preferential Dividend shall be payable half-yearly in arrears in two equal amounts on 31st January and 31st July in each year (each referred to as a Fixed Dividend Date) (or, if any such date is a Saturday or Sunday or a day which is a public holiday in England, on the next day which is not such a day) and shall (subject to sub-paragraph (b) below) be in respect of the half year ending on each Fixed Dividend Date.

(b)

The first Preferential Dividend on each Convertible Preference Share (including any Convertible Preference Share issued after the date on which Convertible Preference Shares were first issued) shall be paid on the Fixed Dividend Date next following the date of allotment of the share or such other Fixed Dividend Date as the Directors may determine (or, if that date is a Saturday or Sunday or a day which is a public holiday in England, on the next day which is not such a day) and shall be calculated on a pro rata basis in respect of the period from such date as the Directors may determine (which may at the Directors’

discretion be a date before the relevant Convertible Preference Share was issued) to the relevant Fixed Dividend Date.

(c)	The Convertible Preference Shares shall not confer any further right to participate by way of dividend in the profits of the Company.

(2) Capital

(a)	Subject to sub-paragraph (3)(n), the holders of the Convertible Preference Shares (except in respect of any Convertible Preference Shares in respect of which the right of election given by sub-paragraph (3)(n) has been duly exercised (Elected Shares)) shall have the right on a winding-up or other return of capital (otherwise than on conversion, redemption or purchase by the Company of any of its shares) to receive out of the assets of the Company available for distribution to its members:-

(i)	postponed and subject to any payment on the Dollar Preference Shares and pari passu with any payment on Further Preference Shares ranking pari passu as to participation in the assets of the Company with the Convertible Preference Shares, but in priority to any payment on any other class of shares:

(aa)	the sum of £1 for every 20p in nominal amount of Convertible Preference Shares (except Elected Shares) held by them respectively;

     and

(bb)	a sum equal to all arrears and accruals of the Preferential Dividend on the Convertible Preference Shares (except Elected Shares) so held (whether or not earned or declared) calculated down to and including the date of commencement of the winding-up (in the case of a winding-up) or the date of the return of capital (in any other case); and

(ii)	pari passu with any payment on the Ordinary Shares, a sum equal to the amounts which would have been paid on the Ordinary Shares which would have arisen if the Convertible Preference Shares (except Elected Shares) had carried the right to be converted into fully paid Ordinary Shares at the rate of 5p in nominal amount of Ordinary Shares for every £1,000 in nominal amount of Convertible Preference Shares and if that right had been exercisable and exercised in full immediately before the commencement of the winding-up (in the case of a winding-up) or the date of the return of capital (in any other case).

(b)	The provisions of this sub-paragraph (2) are without prejudice to the other provisions of these Articles as to conversion, redemption and purchase of shares.

(3) Conversion

(a)	Each holder of Convertible Preference Shares shall have the right at the times and in the manner set out in this sub-paragraph (3) to convert the whole or (subject as provided below) any part of his holding of Convertible Preference Shares into fully paid Ordinary Shares at the rate of £13.5450 in nominal amount of Ordinary Shares for every £100 in nominal amount of Convertible Preference Shares so converted (such rate, as adjusted from time to time in accordance with sub-paragraph (3)(p), being called the Conversion Rate) and so in proportion for any greater or lesser nominal amount of Convertible Preference Shares; but if a Conversion Notice (as defined in sub-paragraph (3)(c)) is given in respect of part only of the holding, treating holdings of the same holder or joint holders in certificated form and uncertificated form as separate holdings unless the Directors otherwise determine, so that there would, following conversion, remain a number of Convertible Preference Shares in that holding smaller than that required for conversion into at least one Ordinary Share at the Conversion Rate then applicable, then all the Convertible Preference Shares in that holding shall be converted, notwithstanding the number inserted in the Conversion Notice.

(b)	A Conversion Date shall (subject as provided below) be 31st May in each of the years up to and including the year 2003; but if in any of those years the consolidated accounts of the Company and its subsidiaries for its last preceding accounting period shall not have been audited and sent to the holders of the Convertible Preference Shares at least 28 days before 31st May in that year, the Conversion Date in that year shall be the day falling 28 days after the date on which such accounts are so despatched. A Conversion Date which would otherwise fall on a Saturday or Sunday or a day which is a public holiday in England shall be the date of the next day which is not such a day.

(c)	For the purposes of this Article, a Conversion Notice means, in relation to any Convertible Preference Shares that, on the relevant Conversion Date, are certificated shares, a Certificated Conversion Notice (as defined in sub-paragraph (3)(d)) or, in relation to any Convertible Preference Shares that, on the relevant Conversion Date, are uncertificated shares, an Uncertificated Conversion Notice (as defined in sub-paragraph (3)(e)).

(d)	In relation to any Convertible Preference Shares that, on the relevant Conversion Date, are certificated shares, the right to convert shall be exercised on that Conversion Date if the holder of such Convertible Preference Shares shall have delivered to the Registrars, at any time during the period referred to in sub-paragraph (3)(f), a duly signed and completed conversion notice in such form as may from time to time be prescribed by the Directors (which shall be obtainable from the Registrars) (a Certificated Conversion Notice) together with the certificate for such shares (or an appropriate form of indemnity).

(e)	In relation to any Convertible Preference Shares that, on the relevant Conversion Date, are uncertificated shares, the right to convert shall be exercised on that Conversion Date if an Uncertificated Conversion Notice is received as referred to below, at any time during the period referred to in sub-paragraph (3)(f). For these purposes, an Uncertificated Conversion Notice shall mean an instruction and/or notification received by the Company or such person as it may require, in such form and/or having such effect (consistent always with the conversion of such Convertible Preference Shares) as may in each case from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned) and details of which shall be obtainable from the Registrar. Without prejudice to the generality of the foregoing, the form of instruction and/or notification referred to above may be such as to divest the holder of the Convertible Preference Shares concerned of the power to transfer such Convertible Preference Shares to another person.

(f)	The periods referred to in sub-paragraphs (3)(d) and (3)(e) for the delivery or receipt of Conversion Notices is any time during the period of 28 days ending on the Conversion Date (a Conversion Period). Unless the Directors otherwise determine in any case or cases, a Conversion Notice or other notice once lodged may not be withdrawn without the consent in writing of the Company given by the Directors. The Company shall not less than four nor more than eight weeks before each Conversion Date give to the holders of the Convertible Preference Shares notice in writing reminding them of their conversion rights and stating the applicable Conversion Rate and, if relevant, the additional information stipulated in sub-paragraph (3)(p). The notice shall give the name and address of the Registrars and, if the Directors shall have prescribed some form of Certificated Conversion Notice different from that endorsed on the certificates for the Convertible Preference Shares, shall be accompanied by a copy of the Certificated Conversion Notice so prescribed and shall give details of the form of Uncertificated Conversion Notice prescribed by the Directors.

(g)

Conversion of the Convertible Preference Shares due to be converted as aforesaid on any Conversion Date (the Relevant Shares) shall be carried out in such manner as the Directors may determine and as the law may allow and, in particular, but without prejudice to the generality of the foregoing, may be carried out in accordance with the provisions of sub-paragraphs (3)(h) or (3)(i).

(h)	The Directors may determine to effect conversion by redeeming the Relevant Shares on the appropriate Conversion Date at par, either out of distributable profits of the Company or out of the proceeds of a fresh issue of shares made for that purpose, provided that the Directors shall first have obtained all requisite authorities for the purpose of enabling them to allot the shares which will be allotted pursuant to this sub-paragraph (3)(h) and/or to grant rights to subscribe therefor. If the Directors decide to redeem out of distributable profits of the Company, a Relevant Share shall confer on the holder the right and the obligation to subscribe for the appropriate number of Ordinary Shares at the applicable Conversion Rate at such premium (if any) as shall represent the amount by which the redemption moneys exceed the aggregate nominal amount of the Ordinary Shares to which the holder is entitled on conversion; in any such case the Conversion Notice given by or relating to the holder of a Relevant Share shall be deemed irrevocably to authorise and instruct the Directors to apply the redemption moneys payable to him in subscribing for those Ordinary Shares at such premium (if any) as aforesaid. If the Directors decide to redeem out of the proceeds of a fresh issue of shares, a Relevant Share shall confer on the holder the right and the obligation to subscribe for the appropriate number of Ordinary Shares at the applicable Conversion Rate at such premium as shall represent the amount (if any) by which the redemption moneys exceed the aggregate nominal amount of the Ordinary Shares to which the holder is entitled on conversion; in any such case, the Conversion Notice given by or relating to the holder of a Relevant Share shall be deemed irrevocably to authorise the secretary (or other person appointed for the purpose by the Directors) to subscribe as agent on the holder’s behalf for any such Ordinary Shares (which authority shall include the right to borrow money for such purpose) and to authorise and instruct the Directors to apply the redemption moneys in payment to the holder’s agent, who shall be entitled to retain the same for his own benefit without being accountable therefor to the holder. In relation to any Convertible Preference Shares which, on the relevant Conversion Date, are uncertificated shares and which are to be redeemed in accordance with this sub-paragraph (3)(h), the Directors shall be entitled in their absolute discretion to determine the procedures for the redemption and cancellation of such Convertible Preference Shares (subject always to the facilities and requirements of the relevant system concerned and to the redemption on the Conversion Date of the Convertible Preference Shares concerned) and the provisions of sub-paragraph (4)(f) shall apply mutatis mutandis in respect of such redemption.

(i)	The Directors may determine to effect conversion by means of consolidation and sub-division. In that case the requisite consolidation and sub-division may be effected pursuant to the authority conferred by the passing of the resolution which created the Convertible Preference Shares, by consolidating all the Relevant Shares comprised in a single registered holding (whether in joint names or a single name) into one share (a Consolidated Share) and sub-dividing each such Consolidated Share into shares in the Company of which 135.450 shares for each £100 in nominal amount of a Consolidated Share (or such other number of shares as may be appropriate as a result of any adjustment pursuant to the provisions of sub-paragraph (3)(p) or any consolidation or sub-division of the Ordinary Shares) shall be Ordinary Shares of 10p each (or such other nominal amount as may be appropriate as a result of any consolidation or sub-division of the Ordinary Shares) and so in proportion for any other nominal amount of a Consolidated Share (any residual fraction being disregarded) and the balance of each such sub-divided share (including any fraction) shall be non-voting deferred shares of such nominal amount as the Directors may determine (Non-Voting Deferred Shares) which shall be certificated shares and shall have the following rights and restrictions:

(i)	on a winding-up or other return of capital, the Non-Voting Deferred Shares shall entitle the holders of the shares only to payment of the amounts paid up on those shares, after repayment to the holders of the Ordinary Shares of the nominal amount paid up on the Ordinary Shares held by them respectively and the payment of £100,000 on each Ordinary Share;

(ii)	the Non-Voting Deferred Shares shall not entitle the holders of the shares to the payment of any dividend or to receive notice of or to attend or vote at any general meeting of the Company;

(iii)	the Non-Voting Deferred Shares shall not, save as provided in (iv) below, be transferable;

(iv)	such conversion shall be deemed to confer irrevocable authority on the Company at any time thereafter to appoint any person to execute on behalf of the holders of any Non-Voting Deferred Shares an instrument of transfer of the shares, and/or an agreement to transfer the shares, to such person or persons as the Company may determine as a custodian of the shares or to purchase or to cancel the shares in accordance with the provisions of the Companies Acts, in any such case for not more than 1p for all the shares then being transferred, purchased or cancelled (to be paid to such one of the holders as may be selected by lot), without obtaining the sanction of the holder or holders of the shares, and pending such transfer or purchase or cancellation to retain the certificate for such Non-Voting Deferred Shares; and

(v)	the Company may at its option at any time after the creation of any Non-Voting Deferred Shares redeem all of those shares then in issue at a price not exceeding 1p for all the shares redeemed at any one time (to be paid to such one of the holders as may be selected by lot), upon giving the holders of the Non-Voting Deferred Shares not less than 28 days’ previous notice in writing of its intention so to do, fixing a time and a place for the redemption.

Upon or after the redemption of any Non-Voting Deferred Shares pursuant to this sub-paragraph (3)(i) the Directors may pursuant to the authority conferred by the passing of the resolution which created the Convertible Preference Shares consolidate and/or sub-divide and/or convert the authorised Non-Voting Deferred Share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class or into unclassified shares of the same nominal amount as the Non-Voting Deferred Shares.

(j)	Any fractions of Ordinary Shares arising on conversion shall not be allotted to the holders of the Relevant Shares otherwise entitled thereto, but (if any such arrangement can be made) the fractions shall be aggregated and sold on behalf of those holders at the best price reasonably obtainable and the net proceeds of sale distributed pro rata amongst them, unless in respect of any holding of Relevant Shares the amount otherwise to be distributed would be less than £5, in which case such amount shall not be so distributed but shall be retained for the benefit of the Company. For the purpose of implementing the provisions of this sub-paragraph (3)(j), the Directors may appoint some person to execute an instrument of transfer or form of renunciation on behalf of the persons otherwise entitled to any such fractions and generally make all arrangements which appear to the Directors necessary or appropriate for the settlement and disposal of fractional entitlements.

(k)	On conversion, the Preferential Dividend shall cease to accrue with effect from the Fixed Dividend Date immediately preceding the relevant Conversion Date. The Ordinary Shares resulting from the conversion shall carry the right to receive all dividends and other distributions declared, made or paid on the ordinary share capital of the Company in respect of the financial year of the Company in which the relevant Conversion Date falls, but not in respect of any financial year of the Company ended before the relevant Conversion Date, and shall otherwise rank pari passu in all respects with all the Ordinary Shares then in issue and fully paid.

(l)	Unless the Directors otherwise determine, or the Regulations and/or the requirements of the relevant system concerned otherwise require, the Ordinary Shares arising on conversion of any Convertible Preference Shares shall be or shall be issued (as appropriate) as certificated shares (where the Convertible Preference Shares converted were, on the relevant Conversion Date, certificated shares) or as uncertificated shares (where the Convertible Preference Shares converted were, on the relevant Conversion Date, uncertificated shares), provided that if the Company is unable under the facilities and requirements of the relevant system concerned to issue Ordinary Shares in respect of the person entitled thereto as uncertificated shares able to be evidenced and transferred without a written instrument, such shares shall be issued as certificated shares.

(m)	All necessary allotments of Ordinary Shares shall be made not later than 14 days after the relevant Conversion Date. Within 28 days after the relevant Conversion Date the Company shall pay the holder in accordance with Article 132 in respect of any cash entitlement arising from the sale of fractions (if relevant) and shall despatch (at the holder’s risk and free of charge) a certificate for the appropriate number of fully paid Ordinary Shares which are certificated shares, and a new certificate for any unconverted Convertible Preference Shares which are certificated shares, comprised in the certificate(s) surrendered by him. In the meantime, transfers of certificated shares shall be certified against the register.

(n)	If immediately after any Conversion Date 75 per cent. or more in nominal amount of the Convertible Preference Shares at any time issued shall have been converted, the Company shall be entitled not later than one month after that Conversion Date (or any subsequent Conversion Date) to give to the holders of the Convertible Preference Shares which have not been so converted (and which remain capable of conversion) not less than four weeks’ nor more than six weeks’ notice in writing requiring each holder of Convertible Preference Shares:

(i)	to convert, on the expiry of that notice, the whole or (subject to sub-paragraph (3)(a)) any part of his holding of Convertible Preference Shares into Ordinary Shares at the Conversion Rate applicable on the date of the notice; and

(ii)	to agree with the early redemption on the expiry of that notice (subject to the provisions of the Companies Acts) of the whole or such part of his holding of Convertible Preference Shares as is not converted under sub-paragraph (n)(i) above, and requiring him to elect whether to convert or to agree to redemption (and in what proportion) by notice in writing given to the Company within two weeks after receipt of the notice from the Company.

In the absence of an election by any holder of Convertible Preference Shares within that two week period in respect of his entire holding of Convertible Preference Shares, such holder shall be treated as having exercised the right to convert in respect of the whole or such part of his holding in respect of which no election has been made. The provisions of this sub-paragraph (3) relating to conversion shall mutatis mutandis apply in the event of a conversion under this sub-paragraph (n) (as if the date of expiry of the notice by the Company were a Conversion Date and such Convertible Preference Shares were Relevant Shares to be converted on that date) and the provisions of sub-paragraph (4) relating to redemption shall mutatis mutandis apply in the event of a redemption under this sub-paragraph (n) as if the date of expiry of the notice by the Company were a Redemption Date, as therein defined.

(o)	The Company shall use all reasonable endeavours to procure that the Ordinary Shares arising on conversion are admitted to the Official List of the London Stock Exchange at the earliest practicable date following conversion.

(p)	Upon the happening of any of the events specified in this sub-paragraph (3)(p) while any Convertible Preference Shares remain capable of being converted into Ordinary Shares, the following provisions shall apply:

(i)	If the Company shall make an issue of Ordinary Shares (except an issue made in lieu of the payment of cash dividends) by way of capitalisation of profits or reserves (including any share premium account and capital redemption reserve) to the holders of Ordinary Shares, then the Conversion Rate shall be increased pro rata, such increase to become effective as at the record date for such issue.

(ii)	If the Company shall offer by way of rights to the holders of Ordinary Shares as a class new Ordinary Shares for which a listing on the London Stock Exchange is to be obtained, then (except with the sanction of the holders of the Convertible Preference Shares as required under Article 5 of these Articles) the following provisions shall apply:

(aa)	either the Company shall at the same time make a like offer to each holder of Convertible Preference Shares as if his conversion rights had been exercisable and exercised in full at the Conversion Rate then applicable and as if the Conversion Date for such conversion had been immediately before the record date for such offer; or

(bb)	if the Company shall fail to make an offer pursuant to sub-paragraph (p)(ii)(aa), the Conversion Rate then applicable shall be adjusted so that the nominal amount of Ordinary Shares to be issued for every £100 in nominal amount of Convertible Preference Shares subsequently converted (and so in proportion for any other nominal amount of Convertible Preference Shares) shall be increased by an amount equal to:

X x Z

Y + Z

where:

“X” equals the aggregate nominal amount (expressed in pence) of new Ordinary Shares (including fractions thereof) which would have been offered to a holder of £100 in nominal amount of Convertible Preference Shares had his conversion rights been exercisable and exercised in full immediately before the record date for such offer at the Conversion Rate then applicable;

“Y” equals the price per share (expressed in pence) at which the new Ordinary Shares are being offered to the holders of the Ordinary Shares; and

“Z” equals the average (expressed in pence) of the middle market quotations as derived from The Stock Exchange Daily Official List of one such Ordinary Share, nil paid, during the first five business days on which such new Ordinary Shares are dealt in on the London Stock Exchange, nil paid.

Such adjustments shall become effective as at the record date for the offer.

(iii)	If any offer or invitation (not being an offer falling within sub-paragraph (3)(p)(ii) above or sub-paragraph (3)(r) below) is made or extended to the holders of the Ordinary Shares, the following provisions shall apply:

(aa)	either the Company shall, so far as it is able, procure that a like offer or invitation is made or extended at the same time to each holder of Convertible Preference Shares as if his conversion rights had been exercisable and exercised in full at the Conversion Rate then applicable and as if the Conversion Date for such conversion had been immediately before the record date for such offer or invitation; or

(bb)	such adjustments shall be made to the Conversion Rate then applicable (with effect from the record date for such offer or invitation) as in the opinion of the Directors is fair and reasonable.

Upon the happening of any of the events specified in this sub-paragraph (3)(p) the Directors shall cause to be prepared a written statement showing whether and, if so, in what manner an adjustment to the Conversion Rate falls to be made in accordance with the provisions of this sub-paragraph. The Directors shall thereupon send a copy of the statement to the auditors, who shall certify in writing to the Directors whether or not, in the auditors’ opinion, the statement is fair and reasonable in accordance with the provisions of this sub-paragraph (3)(p) and, if not, the manner in which the statement requires to be amended to make it so. The Conversion Rate shall thereupon be adjusted, with effect from the date specified in this sub-paragraph, in the manner (if any) shown in the Directors’ statement, subject to any requisite amendment certified by the auditors. The Company shall in the next following notice to be given to the holders of Convertible Preference Shares pursuant to sub-paragraph (3)(f) give brief particulars of the event or events giving rise to such adjustment, the Conversion Rate in effect immediately before such adjustment, the adjusted Conversion Rate and the effective date thereof and the Company shall make available for their inspection (at such place and times as shall be stated in such notice) a copy of the Directors’ statement and of the auditors’ certificate. In the absence of manifest error, the adjusted Conversion Rate as specified in such notice shall be conclusive and binding on all concerned.

(q)	If before the final Conversion Date the Company is placed in liquidation, the Company shall forthwith give notice thereof in writing to all the holders of the Convertible Preference Shares and each holder shall in respect of the whole or (subject to sub-paragraph (3)(a)) any part of his holding of Convertible Preference Shares be entitled, within six weeks after the date of the resolution for winding-up the Company or (as the case may be) after the date of the order of the court for such winding-up, by notice in writing to the Company to elect to be treated as if his conversion rights had been exercisable and had been exercised in full at the Conversion Rate applicable immediately before the commencement of such winding-up and as if the Conversion Date for such conversion had been immediately before such commencement; and in that event he shall be entitled to be paid in respect of such of his Convertible Preference Shares as are to be treated as if converted a sum equal to the amount to which he would have become entitled in such winding-up if he had been the holder of the Ordinary Shares to which he would have become entitled by virtue of such conversion and he shall not be entitled to be paid any arrears or accruals of the Preferential Dividend on such Convertible Preference Shares, whether or not such dividend has been declared or earned. At the expiry of the said period of six weeks, any outstanding Convertible Preference Shares shall cease to be capable of conversion.

(r)	If before the final Conversion Date an offer is made to the holders of Ordinary Shares, or to all such shareholders other than the offeror and/or any associate of the offeror (as defined in Section 430E of the Act), to acquire the whole or any part of the issued ordinary share capital of the Company or if any person proposes a scheme of arrangement with regard to such acquisition and the Company becomes aware (in either case) that the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or such associates as aforesaid, then (subject as mentioned below) the Company shall give written notice thereof (which notice shall comply, so far as applicable, with the requirements of sub-paragraph (3)(f)) to all the holders of the Convertible Preference Shares within 14 days of its becoming so aware and each such holder shall be entitled within the period of six weeks from the date of such notice to convert the whole or (subject to sub-paragraph (3)(a)) any part of his holding of Convertible Preference Shares into fully paid Ordinary Shares at the Conversion Rate then applicable. The provisions of this sub-paragraph (3)(r) shall not apply in the case of an offer or scheme under which, at the time of its becoming effective, the holders of ordinary shares in the offeror and/or such companies or person as aforesaid will be substantially the same as the holders of Ordinary Shares at or immediately before that time and under which the holders of the Convertible Preference Shares will be offered or will receive, by way of exchange, shares to which are attached substantially similar rights, restrictions and provisions as are attached at that time to the Convertible Preference Shares.

Subject as aforesaid, the provisions of this sub-paragraph (3) as to conversion shall apply mutatis mutandis to such conversion. At the expiry of the said period of six weeks, any outstanding Convertible Preference Shares in respect of which a Conversion Notice shall not have been received shall cease to be capable of conversion pursuant to the provisions of this sub-paragraph (3)(r), but not otherwise.

(s)	The Company shall not, prior to the final Conversion Date, give effect to any arrangement pursuant to which the Company is to make a distribution of a kind referred to in Section 213(3) of the Income and Corporation Taxes Act 1988, as amended or re-enacted from time to time, or otherwise, in consequence of which shares or other securities in any company (other than the Company) are to be issued or transferred to all or any of the holders of Ordinary Shares unless it shall have given to holders of the Convertible Preference Shares not less than six weeks’ notice prior to the proposed record date in respect of the entitlement of holders of Ordinary Shares to receive the shares or other securities to be issued or transferred (which notice shall comply, so far as applicable, with the requirements of sub-paragraph (3)(f)). Within a period of 28 days after the date of such notice, each holder of Convertible Preference Shares may exercise his conversion rights (such exercise of conversion rights to be effective on the last day of the said period of 28 days, which day shall be deemed to be a Conversion Date) in respect of all or any of his Convertible Preference Shares and the provisions of this sub-paragraph (3) relating to conversion shall apply mutatis mutandis to such conversion.

(t)	Any Convertible Preference Shares outstanding after the final Conversion Date shall be automatically re-designated as “Cumulative Redeemable Preference Shares”.

(u)	For the purposes of this sub-paragraph (3), whether any Convertible Preference Shares are certificated shares or uncertificated shares on a Conversion Date shall be determined by reference to the register of members as at 12.01 a.m. on the relevant Conversion Date or such other time as the Directors may (subject to the facilities and requirements of the relevant system concerned) in their absolute discretion determine.

(4) Redemption and purchase

(a)	The Company shall (subject to the provisions of the Companies Acts) redeem on 31st July, 2007 (the Final Redemption Date)(or so soon thereafter as the Company shall be able to comply with the provisions of the Companies Acts) all the Convertible Preference Shares in issue on that date, and may, at its option, redeem on 30th June, 2003 or at any time thereafter before the Final Redemption Date, any or all of the Convertible Preference Shares then in issue. The Company shall give to the holders of all such Convertible Preference Shares liable to be redeemed in accordance with this sub- paragraph (4)(a) not less than 14 days’ notice in writing of the redemption date (the Redemption Date) specifying, in respect of certificated shares, the place at which the certificates for such shares are to be presented for redemption.

(b)	There shall be paid on every 20p in nominal amount of the Convertible Preference Shares to be redeemed under sub- paragraph (4)(a) the sum of £1, together with a further sum equal to all arrears and accruals of the Preferential Dividend thereon, to be calculated down to and including the date of redemption and to be payable irrespective of whether or not such dividend has been declared or earned.

(c)	In the case of a partial redemption under sub-paragraph (4)(a), the Company shall, for the purpose of ascertaining the particular Convertible Preference Shares to be so redeemed, cause a drawing to be made at the office or at such other place as the Directors may decide in the presence of a representative of the auditors.

(d)	The provisions of this sub-paragraph (4)(d) shall apply in relation to any Convertible Preference Shares that are to be redeemed pursuant to sub-paragraph (4)(a) and that, on the Redemption Date, are certificated shares. On the Redemption Date, each of the holders of the Convertible Preference Shares concerned shall be bound to deliver to the Company at the place specified in the notice of redemption the certificates for such of the Convertible Preference Shares concerned that are held by him (or instead an indemnity in a form satisfactory to the Directors) in order that the same may be cancelled. Upon such delivery, the Company shall pay to the holder the amount due to him in respect of such redemption. If any such certificate delivered to the Company includes any Convertible Preference Shares which are not to be redeemed on the relevant Redemption Date, the Company shall either cause a note of the amount and date of the redemption to be endorsed on such certificate, or shall cancel the certificate and issue a fresh certificate for such Convertible Preference Shares free of charge to the holder.

(e)	The provisions of this sub-paragraph (4)(e) shall apply in relation to any Convertible Preference Shares that are to be redeemed pursuant to sub-paragraph (4)(a) and that, on the Redemption Date, are uncertificated shares. The Directors shall be entitled in their absolute discretion to determine the procedures for the redemption and cancellation of such Convertible Preference Shares (subject always to the facilities and requirements of the relevant system concerned and to the redemption on the Redemption Date of the Convertible Preference Shares concerned). Upon being satisfied that such procedures have been effected, the Company shall pay to the holder of the Convertible Preference Shares concerned (or, in the case of joint holders, to the holder whose name stands first in the register in respect of such shares) all moneys payable in respect of the redemption of such shares.

(f)	Without limiting the generality of sub-paragraph (4)(e) but subject as set out in that sub-paragraph, the Company may, if the Directors so determine, (by notice in writing to the holder concerned, which notice may be included in the notice of redemption concerned) require the holder of any Convertible Preference Shares which are to be redeemed in accordance with sub-paragraph (4)(e) to change the form of the Convertible Preference Shares from uncertificated shares to certificated shares prior to the Redemption Date (in which latter case sub-paragraph (4)(d) shall then apply as regards the procedure for redemption).

(g)	As from the applicable Redemption Date, the Preferential Dividend shall cease to accrue on the Convertible Preference Shares due for redemption on that date unless, in relation to Convertible Preference Shares which are certificated shares on that date, on the presentation of the certificate relating thereto (or instead an indemnity in a form satisfactory to the Directors) or, in relation to Convertible Preference Shares which are uncertificated shares on that date, on receipt by the Company of satisfactory confirmation of cancellation of such shares (by such procedures as may be determined by the Directors pursuant to sub- paragraph (4)(e)) the Company fails to make payment of the moneys due on such redemption, in which case the Preferential Dividend shall continue to accrue from the Redemption Date to the date of payment.

(h)	The payment to the holder for the time being of any Convertible Preference Shares or, in the case of joint holders, the payment to any of them of the moneys payable on redemption thereof or the application of the same as provided by these Articles on any conversion thereof shall constitute an absolute discharge to the Company in respect thereof.

(i)	Upon the redemption of any Convertible Preference Shares (whether pursuant to sub-paragraph (3)(h) or pursuant to sub- paragraph (4)(a)), the Directors may, pursuant to the authority conferred by the passing of the resolution which created the Convertible Preference Shares, consolidate and/or sub-divide and/or convert the authorised preference share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at any time be divided of a like nominal amount (as nearly as may be) as the shares of such class or into unclassified shares of the same nominal amount as the Convertible Preference Shares.

(j)	Subject to the provisions of the Companies Acts and the requirements of the London Stock Exchange, the Company may at any time purchase Convertible Preference Shares;

(i)	in the market;

(ii)	by tender (available alike to all the holders of Convertible Preference Shares);

(iii)	by private treaty; or

(iv)	otherwise.

The Company may exercise its rights and powers of purchase of the Convertible Preference Shares and any Further Preference Shares (as defined in sub-paragraph (7)(b)) which may be in issue at any time at its sole discretion and without any obligation to maintain the ratio between the nominal amounts for the time being outstanding of any series.

(k)	For the purposes of this sub-paragraph (4), whether any Convertible Preference Shares are certificated shares or uncertificated shares on the Redemption Date or the Final Redemption Date shall be determined by reference to the register of members at 12.01 a.m. on the Redemption Date or the Final Redemption Date (as appropriate) or such other time as the Directors may (subject to the facilities and requirements of the relevant system concerned) in their absolute discretion determine.

(5) Voting

(a)	The Convertible Preference Shares shall confer on the holders thereof the right to receive notice of and to attend all general meetings of the Company but shall confer the right to speak and vote at a general meeting only:

(i)	on a resolution for winding-up the Company or a resolution affecting, modifying, dealing with or abrogating any of the rights or privileges attached to the Convertible Preference Shares (but on no other resolution before the general meeting); or

(ii)	if at the date of the notice convening the meeting the Preferential Dividend has remained unpaid for at least six months from any Fixed Dividend Date.

(b)	Upon any resolution on which the holders of the Convertible Preference Shares are entitled to vote, on a show of hands, each such holder who (being an individual) is present in person or (being a corporation) is present by a representative or proxy not being himself a member shall have one vote and, on a poll, each such holder present in person or by proxy shall (in his capacity as such) have one vote for every £1 in nominal amount of Convertible Preference Shares of which he is the holder.

(6) Other Provisions

For so long as any Convertible Preference Shares remain capable of conversion into Ordinary Shares then, except with the sanction of the holders of the Convertible Preference Shares as required under Article 5:

(a)	the Company shall not issue any equity share capital which is not in all respects uniform with the Ordinary Shares in issue on the date of the resolution which created the Convertible Preference Shares save for:

(i)	equity share capital which is so uniform except as to the date from which such equity share capital shall rank for dividend; or

(ii)	equity share capital issued in connection with or pursuant to an employees’ share scheme approved by the Company in general meeting; or

(iii)	equity share capital which has attached thereto rights as to dividend, capital and voting which in no respect are more favourable than those attached to the Ordinary Shares in issue on the date of the passing of the resolution which created the Convertible Preference Shares; or

(iv)	equity share capital issued pursuant to an offer or invitation which is extended to the holders of Convertible Preference Shares; or

(v)	Convertible Preference Shares; or

(vi)	Further Preference Shares;

(b)	the Company shall not (except as authorised by Section 146(2) or by Section 159 of the Act reduce its share capital or any uncalled liability in respect thereof or (except as authorised by Sections 130(2), 160(2) or 170(4) of the Act) any share premium account or capital redemption reserve if the reduction involves either the diminution of liability in respect of unpaid share capital or the repayment to any shareholder of any paid up share capital;

(c)	the Company, if authorised to purchase its own Ordinary Shares, shall not do so save in accordance with the requirements from time to time of the London Stock Exchange;

(d)	the Company shall not make any issue, offer or distribution or take any other action if the effect thereof would be that, on the conversion of any Convertible Preference Shares, the Company would be required to issue shares at a discount;

(e)	the Company shall procure that at all times there shall be sufficient unissued Ordinary Share capital available for the purposes of satisfying the conversion rights attaching to any Convertible Preference Share for the time being in issue;

(f)

if the Company shall change its accounting reference date to a date which is more than seven days before or after 31st December, such adjustment shall be made to the conversion rights attached to the Convertible Preference Shares (including the Conversion Date) as the auditors of the Company shall determine to be fair so as not to prejudice such conversion rights and notification of such change and adjustment shall be given to the holders of the Convertible Preference Shares.

(7) Further Issues

(a)	Save for the Dollar Preference Shares, no further preference shares ranking as regards participation in the profits or assets of the Company in priority to the Convertible Preference Shares shall be created or issued except with the sanction of the holders of the Convertible Preference Shares as required under Article 5.

(b)	The Company may from time to time create and issue further convertible preference shares (Further Preference Shares) ranking as regards participation in the profits and assets of the Company pari passu with the Convertible Preference Shares and so that any such Further Preference Shares may as regards participation in the profits and assets of the Company either carry rights identical in all respects with those attached to the Convertible Preference Shares or to any other series of Further Preference Shares or rights differing therefrom in any respect including (but without prejudice to the generality of the foregoing) in that:

(i)	the nominal amount of the Further Preference Shares and the rate of dividend may differ;

(ii)	the Further Preference Shares may rank for dividends as from such date as the terms of the issue thereof may provide and the date of the payment of dividends may differ;

(iii)	a premium may be payable on a return of capital or there may be no such premium;

(iv)	the Further Preference Shares may be redeemable on such terms and conditions as the terms of issue thereof and/or these Articles may prescribe;

(v)	the Further Preference Shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company after the Convertible Preference Shares in each case on such terms and conditions as the terms of issue thereof may prescribe; and

(vi)	the Further Preference Shares are only comprised in the Company’s equity share capital because as respects capital such shares carry a right to participate beyond a specified amount which is not more favourable than that attached by sub-paragraph (2)(a)(ii) to the Convertible Preference Shares.

(c)	Any creation or issue of additional Convertible Preference Shares or of Further Preference Shares shall be deemed not to affect, modify, deal with or abrogate the rights or privileges attached to the shares of any class.

(8) Miscellaneous

For the avoidance of doubt, the rights or privileges attached to the Convertible Preference Shares or to any Further Preference Shares shall be deemed not to be affected, modified, dealt with or abrogated by:

(a)	the creation or issue of additional Dollar Preference Shares;

(b)	any purchase by the Company of its own shares of any class; and

(c)	any variation in the borrowing powers of the Company exercisable by its Directors.

4.(A) Subject to the provisions of the Companies Acts and without prejudice to any rights or privileges attached to any class of shares forming part of the capital for the time being of the Company any share in the Company may be issued with such preferred, deferred or other special rights or privileges, or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the Directors may determine, and any preference share may be issued on the terms that it is, or at the option of the Company is to be liable, to be redeemed on such terms and in such manner as the Company may by special resolution determine.

(B) Subject to and in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of share, the Company may purchase any of its own shares of any class at any price (whether at par or above or below par) and any shares to be so purchased may be selected in any manner whatsoever. If the Company shall purchase any of its shares pursuant to any provision of these Articles, the authorised share capital corresponding to the amount of the Company’s issued share capital to be cancelled as a consequence of the purchase shall (as the Directors may in their absolute discretion determine) be divided into shares of the same class of a like nominal amount as the cancelled shares or into shares of any other class into which the authorised share capital is then divided of a like nominal amount (as nearly as may be) as the shares of that class or into unclassified shares of such nominal amount as the Directors may decide. Any sub-division or consolidation of any shares necessary to give effect to this Article shall be deemed to have been implemented by the Company in general meeting pursuant to this Article.

5. Subject to the provisions of the Companies Acts all or any of the rights or privileges attached to any class of shares forming part of the capital for the time being of the Company may be affected, modified, dealt with or abrogated in any manner with the sanction of an extraordinary resolution passed at a separate meeting of the members of that class. To any such separate meeting all the provisions of these Articles as to general meetings shall mutatis mutandis apply, but so that the necessary quorum at any such meeting other than an adjourned meeting shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and at an adjourned meeting one person holding shares of the class in question or his proxy, so that any holder of shares of the class in question present in person or by proxy may demand a poll and so that the members of such class shall on a poll have one vote for each share of the class held by them respectively, save that the proviso contained in Article 61 shall apply in relation to any separate meeting of the holders of Ordinary Shares.

Shares

6.(A) The Directors are generally and unconditionally authorised for the purpose of Section 80 of the Act to exercise any power of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 amount for each prescribed period. The Company may, before the expiry of a prescribed period, make any offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may, notwithstanding such expiry, allot relevant securities in pursuance of such offer or agreement as if the prescribed period during which such offer or agreement was made had not expired.

(B) All unissued shares shall be at the disposal of the Directors who may (subject to the provisions of the Companies Acts and as otherwise provided by these Articles) allot, grant options over or otherwise deal with or dispose of them to such persons, at such times and generally on such terms and conditions as they think proper.

(C) The Directors shall have power for each prescribed period to allot equity securities for cash pursuant to the authority conferred by paragraph (A) of this Article as if Section 89(1) of the Act did not apply to any such allotment, provided that this power shall be limited to—

(1)	any allotment of equity securities which are offered to all holders (at a date selected by the Directors) of issued Ordinary Shares (as nearly as practicable) in proportion to the number of Ordinary Shares respectively held by them subject to any offer which the Company may make to holders of Convertible Preference Shares pursuant to Article 3(D)(3)(p)(ii)(aa) and subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements, directions from any shareholder to deal in some other manner with his entitlements, or any legal, regulatory or practical problems under the laws of any overseas territory or the requirements of any regulatory body or stock exchange;

(2)

any allotment of equity securities which are offered to all holders (at a date selected by the Directors) of issued Convertible Preference Shares which remain capable of conversion into Ordinary Shares (as nearly as practicable) in accordance with the provisions of Article 3(D)(3)(p)(ii)(aa) being a like offer to an offer by way of rights to the holders of Ordinary Shares as a class, but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements, directions from any shareholder to deal in some other manner with his entitlements, or any legal, regulatory or practical problems under the laws of any overseas territory or the requirements of any regulatory body or stock exchange; and

(3)	any allotment (otherwise than pursuant to sub-paragraphs (1) and (2) above) of equity securities up to an aggregate nominal amount equal to the Section 89 amount.

The Company may, before the expiry of a prescribed period, make any offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may, notwithstanding such expiry, allot equity securities in pursuance of such offer or agreement as if the prescribed period during which such offer or agreement was made had not expired.

(D) In this Article:

prescribed period: means any period for which the authority conferred by paragraph (A) of this Article is given or renewed by ordinary or special resolution of the Company stating the Section 80 amount and/or the power conferred by paragraph (C) of this Article is given or renewed by special resolution of the Company stating the Section 89 amount;

Section 80 amount: means for, any prescribed period, the amount stated in the relevant ordinary or special resolution; and

Section 89 amount: means, for any prescribed period, the amount stated in the relevant special resolution.

7. The Company may, subject to the provisions of the Companies Acts, pay a commission to any person in consideration of his subscribing or procuring subscriptions for shares in the Company or agreeing to do so. The Company may also pay on any issue of shares such brokerage as may be lawful.

8. Except as these Articles otherwise provide or as is required by law, no person shall be recognised by the Company as holding any share upon any trust nor shall the Company be bound by and shall not recognise any equitable, contingent, future or partial interest in any share or right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

9. The Directors may recognise a renunciation of the allotment of a share by the allottee in favour of another person at any time before the allottee has been registered as the holder of the share and may accord to any allottee of a share a right of renunciation on such terms and conditions as they may think fit to impose.

Share Certificates

10.(A) Unless otherwise determined by the Directors and permitted by the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations. The Directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing and transfer of uncertificated shares (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

(B) Conversion of certificated shares into uncertificated shares and vice versa, may be made in such manner as the Directors may, in their absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

(C) The Company shall enter on the register how many shares are held by each member in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Regulations and the relevant system concerned. Unless the Directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

(D) A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which apply only in respect of certificated shares or uncertificated shares.

(E) The Company shall not be bound to register more than four persons as the joint holders of a share, except in the case of executors or trustees of a deceased member.

(F) The provisions of Article 11 shall not apply to uncertificated shares.

11.(A) Subject to the other provisions of this Article 11, the Company shall issue to every member, within the time allowed by the Companies Acts and without payment, a certificate for the certificated shares of each class held by him and, upon a transfer of part of those shares, a certificate for the shares retained by him. Every certificate shall be under the seal (or the securities seal or, in the case of shares registered in a dominion register, an official seal for use in the territory in which that register is kept) or executed in accordance with Article 121 and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon.

(B) Delivery of a certificate to one of several joint holders shall be sufficient delivery to all the holders.

(C) A member may without charge exchange the certificate or certificates for the shares held by him for several certificates, each for such part of his holding as he may request, or a single certificate for the whole of his holding.

(D) Notwithstanding anything contained in these Articles, the Company shall not be bound to issue a certificate representing shares of more than one class or more than one certificate for any one share, whether or not held jointly by several persons or for shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange (in each case as defined in the Financial Services Act 1986) in respect of which the Company is not required by law to complete and have ready for delivery a certificate.

(E) If a share certificate is worn out or defaced or is alleged to have been stolen, destroyed or lost, it may be renewed, in the case of wearing out or defacement, on surrender of the old certificate or, in the case of allegation of theft, destruction or loss, on such terms as to evidence, indemnity and the payment of the Company’s incidental expenses as the Directors may require

Calls On Shares

12. The Directors may (subject to any terms of allotment) from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount or by way of premium) by giving at least fourteen days’ notice in writing specifying the time and place of payment of each call. Each member shall be liable to pay the amount of every call so made upon him at the time and place so specified and shall remain liable for such calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made. A call may be made payable by instalments and may be revoked or postponed as the Directors may determine and shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

13. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

14. If a sum called in respect of a share is not paid on or before the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of allotment of the shares or, if no rate is so fixed, at a rate not exceeding (unless the Company by ordinary resolution may otherwise direct) 17 per cent. per annum or, if higher, the appropriate rate (as defined in the Act). The Directors may waive payment of the whole or any part of such interest.

15. Any sum which, by the terms of allotment of a share, is made payable upon allotment or on any fixed date, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date appointed for payment and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture and otherwise shall apply as if the sum were a call duly made and notified.

16. The Directors may, on the issue of shares, differentiate between the holders of the shares as to the amount of calls to be paid and the times of payment.

17. The Directors may, if they think fit, accept from any member willing to advance the same all or any part of the moneys uncalled and unpaid on any share held by him beyond the sums actually called up thereon, and the Company may, until the same would (but for the advance) have become presently payable, pay interest on all or any of the moneys so advanced at a rate not exceeding (unless the Company by ordinary resolution may otherwise direct) 17 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

Lien and Forfeiture of Shares

18. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. Subject to the provisions of the Companies Acts, the Company shall also have a first and paramount lien on all the shares (not being fully paid shares) registered in the name of any member (whether solely or jointly with others) for all moneys (whether presently payable or not) due to the Company from him or his estate, whether solely or jointly with any other person (whether a member or not) and whether the debt in respect of which the moneys are due was incurred before or after notice to the Company of any equitable or other interest of any person other than the member. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Directors may at any time resolve, upon such terms as they may think fit, that any share shall be wholly or partially exempt from the provisions of this Article.

19. If any moneys called in respect of a share shall remain unpaid after the day appointed for payment or if any moneys in respect of which the Company has a lien on a share shall be presently payable, the Directors may give notice in writing to the holder of or other person entitled to the share:-

(1)	stating the amount of the moneys so called or payable and demanding payment thereof, together with any accrued interest thereon, on or before such date (being not earlier than seven days after the date of service of the notice) at such place as the notice shall specify; and

(2)	stating that, in default of payment on or before the date and at the place so specified, the share will be liable to be forfeited or sold, as the case may require.

20. If any moneys demanded by such notice are not paid on or before the date and at the place specified in the notice, the Directors may, while any of the moneys remain unpaid:-

(1)	forfeit any share in respect of which any of the moneys remaining unpaid were called or are payable, together with any dividend declared thereon but not paid before forfeiture; or

(2)	sell any share on which the Company has a lien for any of the moneys remaining unpaid in such manner and on such terms as they think fit.

21. The proceeds of sale of a share sold to satisfy a lien of the Company shall be applied, after payment of the costs of sale, in or towards payment of the moneys presently payable to the Company for which the lien existed and any residue shall (subject to a like lien thereon in respect of any moneys not presently payable) be paid to the holder of or other person entitled to the share.

22. Subject to the provisions of the Companies Acts, a forfeited share may be sold, re-allotted or otherwise disposed of, either to the person who was before the forfeiture the holder thereof or entitled thereto or to any other person, upon such terms and in such manner as the Directors think fit, and whether with or without all or any part of the amount previously paid on the share being credited as paid. The Directors may, at any time before such sale, re-allotment or disposal, revoke the forfeiture on such terms as they think fit.

23. A member whose share has been forfeited shall cease to be a member in respect of the forfeited share and shall surrender to the Company for cancellation the certificates for the shares forfeited; but he shall nevertheless remain liable to pay to the Company, without any deduction or allowance for the value of the share at the time of forfeiture, all calls made and not paid on the share at the time of forfeiture, together with all interest thereon accrued at the rate at which interest was payable on those moneys before the forfeiture or, if no rate was so fixed, at a rate not exceeding (unless the Company by ordinary resolution may otherwise direct) 17 per cent. per annum or, if higher, the appropriate rate (as defined in the Act). The Directors may waive payment of the whole or any part of such interest.

24. A statutory declaration that the declarant is a Director or the secretary and that a share has been duly forfeited or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Directors may authorise some person to execute an instrument of transfer of the shares sold. The person to whom the share is transferred or re-allotted shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) and his title to the share shall not be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal.

Transfer of Shares

25. All transfers of uncertificated shares shall be made in accordance with and be subject to the Regulations and the facilities and requirements of the relevant system concerned and, subject thereto, in accordance with any arrangements made by the Directors pursuant to Article 10.

26. All transfers of certificated shares shall be effected by transfer in writing in any usual or common form or in any other form which the Directors may approve, and need not be under seal. The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor and, in the case of a share which is not fully paid, by or on behalf of the transferee.

27. In relation to all transfers of shares, the transferor shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register as the holder thereof.

28. The Directors may refuse to register any transfer of certificated shares unless the instrument of transfer:-

(1)	is duly stamped and deposited at the office (or such other place as the Directors may appoint) accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a stock exchange nominee of shares for which a certificate has not been issued) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(2)	is in respect of only one class of shares.

29.(A) The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share which is not fully paid or on which the Company has a lien provided that such refusal does not prevent dealings in the shares from taking place on an open and proper basis.

(B) The Directors may also refuse to register a transfer of any share (whether a certificated share or not and whether fully paid or not):

(1)	to an entity which is not a natural or legal person;

(2)	to a minor; or

(3)	to be held jointly by more than four persons.

30. The Directors may also refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted by the Regulations and the requirements of the relevant system concerned

31. No fee shall be charged for the registration of any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other document relating to or affecting the title to any share.

32. If the Directors refuse to register a transfer of shares they shall send to the transferee notice of the refusal within 14 days after the date on which, in respect of certificated shares, the transfer was deposited with the Registrars or, in respect of uncertificated shares, the date on which the appropriate instruction was received by or on behalf of the Company, in each case in accordance with the facilities and requirements of the relevant system concerned.

33. All instruments of transfer which are registered may (subject to the provisions of Article 117) be retained by the Company, but any instrument of transfer which the Directors refuse to register shall (except in the case of fraud) be returned to the person depositing the same.

Transmission of Shares

34. Upon the death of a registered member, the survivor or survivors where the deceased was a joint holder of shares, and his legal personal representatives where he was a sole or only surviving holder of shares, shall be the only persons recognised by the Company as having any title to his interest in those shares; but this Article shall not release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

35. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon producing such evidence of title as may be reasonably required by the Directors and (in the case of uncertificated shares) subject to compliance with such other procedures (consistent with the facilities and requirements of the relevant system concerned) as the Directors may determine, elect either to be registered himself as the holder of the share by giving to the Company notice in writing signed by him that he so elects, or transfer such share to some other person.

36. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and to the registration of transfers of shares shall apply to any notice or transfer given or executed pursuant to the last preceding Article as if the notice or transfer were a transfer executed or made by the member registered as the holder of any such share.

37. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall be entitled to receive, and may give a discharge for, the dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that, before being registered as the holder of the share, he shall not be entitled by virtue of it to receive notice of, or to attend or vote at meetings of the Company or of the holders of any class of shares in the Company or to exercise any right conferred by membership in relation to any such meetings.

Untraced Shareholders

38.(A) The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by virtue of transmission on death, bankruptcy or otherwise by operation of law if and provided that:

(1)	during the period of twelve years prior to the date of the publication of the advertisements referred to in sub-paragraph (2) (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have become payable and all dividend payments which have been sent in the manner authorised by these Articles in respect of the shares in question have remained unclaimed during that period; and

(2)	the Company shall as soon as practicable after expiry of the said period of twelve years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(3)	during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such member or person; and

(4)	if the shares are listed on the London Stock Exchange, notice shall have been given to the Listing Department of the London Stock Exchange of the Company’s intention to make such sale prior to the publication of advertisements.

(B) If during any twelve year period referred to in paragraph (A) above, further shares have been issued in right of those held at the beginning of such period or of any shares previously issued during such period and all the other requirements of this Article (other than the requirement that they be in issue for twelve years) have been satisfied in regard to the further shares, the Company may also sell such further shares.

(C) To give effect to any such sale, the Directors may appoint any person to execute as transferor an instrument of transfer of the said shares, and such instrument of transfer shall be as effective as if it or they had been executed or made by the holder of, or person entitled by transmission to, such shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

(D) The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors from time to time think fit.

Alteration of Capital

39. The Company may by ordinary resolution:-

(1)	increase its share capital by such sum, divided into shares of such amount, as the resolution prescribes;

(2)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(3)	subject to the provisions of the Companies Acts, sub-divide all or any of its shares into shares of smaller amount than is fixed by the Memorandum; and

(4)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

and may by special resolution reduce its share capital, any capital redemption reserve or any share premium account in any manner authorised by the Companies Acts.

40. Except as otherwise provided by the terms of allotment, any new shares shall be Ordinary Shares and shall be subject to all the provisions of these Articles.

41. If on a consolidation or sub-division of shares any members would be entitled to any fractions of shares, the Directors may settle the matter in any way they deem fit and in particular may sell the shares representing the fractions and shall distribute, in due proportions, the net proceeds of sale amongst the members entitled thereto. Without limiting the generality of the foregoing, for the purposes of effecting any such sale, the Directors may allot shares representing fractions to which any members would otherwise become entitled to any person and, in respect of certificated shares, authorise some person to execute a transfer of the shares sold or, in respect of uncertificated shares, authorise any person to transfer such shares, in accordance with the facilities and requirements of the relevant system concerned, in each case to, or in accordance with the directions of, the purchaser. In respect of any such sale or transfer, the transferee shall be registered as the holder of the shares and he shall not be bound to see to the application of the purchase money and his title to the shares shall not be affected by an irregularity or invalidity in the proceedings relating to the sale. For the purposes of this Article, any shares representing fractional entitlements to which any member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

42. The resolution by which any share is sub-divided may determine that, as between the shares resulting from the sub-division, one or more of those shares may have such preferred or other rights over or may have such deferred rights or be the subject to such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

General Meetings

43. The annual general meeting shall be held at such time and place as the Directors shall appoint. All general meetings other than annual general meetings shall be called extraordinary general meetings.

44. The Directors may at any time, and shall upon a requisition made in accordance with the Companies Acts, convene an extraordinary general meeting. If at any time there are not within the United Kingdom sufficient Directors to form a quorum of the Directors, any Director may convene an extraordinary general meeting.

Notice of General Meetings

45. An annual general meeting and an extraordinary general meeting for the passing of a special resolution shall be called by at least twenty-one clear days’ notice and all other extraordinary general meetings shall be called by at least fourteen clear days’ notice. The notice shall be exclusive of the day on which it is served, or deemed to be served, and of the day for which it is given. Every notice shall be in writing and shall specify the place, the day and the time of the meeting (including any satellite meeting place arranged for the purpose of Article 54 which shall be identified as such in the notice) and, in the case of special business, the general nature of the business to be transacted at the meeting. Subject to Article 46.(A), every notice shall be given, in the manner provided in these Articles, to all the members, other than those who under the provisions of these Articles or under the rights attached to the shares held by them are not entitled to receive the notice and to the auditors.

46.(A) For the purposes of giving notice to members of any general meeting, the Directors may determine that the members entitled to receive such notices are those persons entered on the register at the close of business on a day determined by them, such day not being more than twenty-one days before the day that the notice of the general meeting is despatched.

(B) A notice of any general meeting may specify a time, being not more than forty-eight hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes made to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting.

47. The accidental omission to give notice of any general meeting, to or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of notice of any general meeting, or form of proxy, by any such person shall not invalidate the proceedings at that general meeting. Any member present, in person or by proxy, at any meeting shall be deemed for all purposes to have received notice of the meeting.

Proceedings at General Meetings

48. All business transacted at an extraordinary general meeting shall be special. All business transacted at an annual general meeting shall also be special, except:-

(1)	the declaration of dividends;

(2)	the consideration of the accounts and reports of the Directors and auditors and other documents required by law to be annexed or attached to the balance sheets;

(3)	the appointment of Directors in the place of those retiring at the meeting; and

(4)	the appointment of and the fixing of the remuneration of the auditors.

49. No business shall be transacted at any general meeting unless a quorum is present. Three members present in person or by proxy and entitled to vote at the meeting shall be a quorum.

50. If within fifteen minutes from the time appointed for holding the meeting, or such longer period as the Chairman of the meeting may allow, a quorum is not present, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine; and, if at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, those members present in person and entitled to vote or present by proxy shall be a quorum but so that not less than two individuals shall form a quorum.

51. The Chairman of the meeting may at his own discretion and shall, if so directed by a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place.

52. If a meeting is adjourned for fourteen days or more, at least seven clear days’ notice specifying the place, the day and the time of the adjourned meeting shall be given, but it shall not be necessary to specify in the notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give notice of an adjourned meeting. No business shall be transacted at an adjourned meeting except the business which might have been transacted at the meeting from which the adjournment took place.

53. The Chairman (if any) of the Directors or, in his absence, the Deputy Chairman (if any) or some other Director nominated by the Directors shall preside as Chairman at every general meeting; but, if at any meeting neither the Chairman nor the Deputy Chairman nor such other Director is present within five minutes after the time appointed for holding the meeting or is willing to preside, the Directors present shall elect a Director present to preside as Chairman or, if no Director is present and willing to preside, the members present and entitled to vote shall elect one of their number to preside as Chairman.

54.(A) The Directors may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world and the members present in person or by proxy at satellite meeting places shall be counted in the quorum for and entitled to vote at the general meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the Chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(1)	participate in the business for which the meeting has been convened;

(2)	hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(3)	be heard and seen by all other persons so present in the same way.

The Chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

(B) The Directors may from time to time make such arrangements for controlling the level of attendance at any such place as is mentioned in paragraph (A) of this Article (whether involving the issue of tickets or the imposition of some other means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time change any such arrangements, provided that a member who, pursuant to such arrangements, is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangement as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

(C) If it appears to the Chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in paragraph (A) of this Article, then the Chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

(D) The Directors may make arrangements for persons entitled to attend a general meeting to be able to view or hear the proceedings of any general meeting or to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise), by attending a venue anywhere in the world not being a satellite meeting place and those attending any such venue shall not be regarded as present and shall not be entitled to vote at the meeting at or from that venue and the inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of such proceedings.

(E) For the purposes of this regulation, the right for a member to participate in the business of any general meeting shall include, without limitation, the right to: speak; vote on any show of hands; demand a poll; vote on any poll; be represented by proxy; and have access to all documents which are required by the Companies Acts and these regulations to be made available at the meeting.

55. The Directors and, at any general meeting, the Chairman of the meeting may make any arrangement and impose any requirement or restriction they consider appropriate to ensure the security and orderly conduct of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Directors are and, at any general meeting, the Chairman is entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

56. If an amendment proposed to a resolution shall be allowed or ruled out of order by the Chairman of the meeting in good faith, any error in ruling shall not invalidate the proceedings on the substantive resolution. With the consent of the Chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon. An amendment (except an amendment to correct a patent clerical error) to a special resolution or an extraordinary resolution shall not be allowed and an amendment (except an amendment to correct a patent clerical error) to an ordinary resolution, the text of which is set out in the notice of the meeting at which it is to be proposed, shall only be allowed if, at least forty-eight hours before the time of the meeting at which such resolution is to be proposed, the proposer of the amendment gives written notice at the office of the terms of the amendment and of his intention to propose the same at the meeting unless the Chairman of the meeting, at his own discretion, rules that the proposed amendment shall be considered without such notice having been given.

57. A resolution put to the vote of a general meeting shall be decided on a show of hands, unless, before or upon the declaration of the result of the show of hands, a poll is demanded by:

(1)	the Chairman of the meeting; or

(2)	at least three members having the right to vote on the resolution at the meeting; or

(3)	a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution at the meeting; or

(4)	a member or members holding shares conferring a right to vote on the resolution at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

58. No poll shall be demanded on the election of a Chairman of a meeting or on the question of an adjournment. A poll demanded on any other question shall be taken either immediately or at such time (not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded) and place as the Chairman of the meeting directs; and no notice need be given of a poll not taken immediately. A poll shall be taken in such manner (including the use of ballot or voting papers) as the Chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than that on which the poll has been demanded. The demand for a poll may not be withdrawn, except with the consent of the Chairman.

59. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not nullify the result of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and it is in the opinion of the Chairman of the meeting of sufficient magnitude to nullify the result of the voting. A declaration by the Chairman of the meeting that a resolution has been carried, carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the book containing the minutes of proceedings of general meeting of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

60. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

Votes of Members

61. Subject to Article 46.(B) and any special rights or restrictions as to voting attached to any class of shares in the Company, on a show of hands any member who (being an individual) is present in person or (being a corporation) is present by a representative or proxy not being himself a member shall have one vote and on a poll every member present in person or by proxy shall have one vote for every Ordinary Share of which he is the holder provided that, unless the Directors shall determine otherwise, a deposited share shall not carry any right to vote on a show of hands or on a poll at any general meeting except in accordance with instructions given by the owner to the holder of the share. The holder of a deposited share shall not later than forty-eight hours before the time of the meeting at which the vote is to be given (or such later time as the Directors may allow) provide such evidence as the Directors may require to satisfy themselves that any vote in respect of the share is given in accordance with the instructions of the owner of the share; and the Directors shall reject any vote in respect of a deposited share which is not given, or is not shown to their satisfaction to be given, in accordance with the instructions of the owner of the share. For the foregoing purposes a deposited share means an Ordinary Share which is for the time being held on behalf of another person by the depositary or by a nominee for the depositary on the terms of a depositary agreement or a depositary receipt or a similar document and owner means in relation to a deposited share the person on whose behalf the share is for the time being so held.

62. If an order is made by a court of competent jurisdiction for the appointment of a receiver or other person to exercise powers with respect to the property or affairs of a member on the ground (however formulated) of mental disorder, such receiver or other person may on behalf of that member exercise the right of voting (in person or by proxy) and any other right conferred by membership in relation to general meetings; provided that such evidence of the appointment as the Directors may require shall have been deposited at the office not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right is to be exercised.

63. If two or more joint holders of a share tender a vote in respect of the share (whether in person or by proxy), the vote so tendered by the first named of those holders in the register in respect of the share shall be adopted to the exclusion of any other vote so tendered.

64. Unless the Directors otherwise determine, a member shall not be entitled to vote on a show of hands at any general meeting unless all calls and other sums presently payable by him in respect of shares in the Company have been paid and he shall not be entitled to vote on a poll at any general meeting (either in person or by proxy) or to exercise any other right as a member in relation to meetings of the Company in respect of any share in respect of which any call or other sum presently payable is unpaid.

65.(A) If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 212 of the Act (a Section 212 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion, at any time thereafter by notice (a direction notice) to such member direct that:

(1)	in respect of the shares in relation to which the default occurred (the default shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting of the Company or a meeting of the holders of any class of shares in the Company; and

(2)	where the default shares represent at least ¼ per cent. of the class of shares concerned, then the direction notice may additionally provide for the withholding of the payment of dividends (including shares issued in lieu of dividend) on the default shares.

(B) The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(C) Any direction notice shall cease to have effect after a specified period of not more than seven days after the earlier of:

(1)	receipt by the Company of notice that the default shares have been sold or transferred to a bona fide unconnected third party; or

(2)	due compliance, to the satisfaction of the Directors, that such member, and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 212 notice.

(D) The Directors may at any time give notice cancelling a direction notice.

(E) For the purposes of this Article:

(1)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 212 which either:

(a)	names such person as being so interested; or

(b)	fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

(2)	the prescribed period is twenty-eight days from the date of service of the notice under the said Section 212 unless the default shares represent at least ¼ per cent. of the issued shares of that class, when the prescribed period is fourteen days from that date.

(F) Nothing contained in this Article shall limit the power of the Company under Section 216 of the Act.

66. No objection shall be raised to the admission or rejection of any vote except at the meeting or adjourned meeting at which the vote in dispute is given or tendered, and every vote not disallowed at the meeting shall be valid for all purposes. Any such objection made at the due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

Proxies and Corporate Representatives

67. The instrument appointing a proxy shall be in writing in any usual form or in any other form approved by the Directors (which shall include provision for two-way voting), and shall be under the hand of the appointor or of his attorney or other person duly authorised in writing or, if the appointor is a corporation, either under its common seal or the hand of an officer or agent duly authorised in writing. Instruments of proxy need not be witnessed.

68. To be valid, the instrument appointing a proxy and the authority (if any) under which it is signed, or a notarially certified copy of the authority or copy certified in accordance with the Powers of Attorney Act 1971, shall be deposited by personal delivery or post (or other method as agreed by the Directors from time to time) at the office or at such other place in the United Kingdom as is specified for the purpose in, or in any document accompanying, the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll not taken on the day it was demanded) for the taking of the poll at which it is to be used. Unless the contrary is stated thereon, the instrument shall be valid also for any adjournment of the meeting to which it relates.

69. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

70. No instrument of proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution. When two or more valid instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

71. An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the Chairman of the meeting. The instrument of proxy shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.

72. Any corporation or corporation sole which is a member of the Company (in this Article the “grantor”) may (in the case of a corporation, by resolution of its Directors or other governing body or by authority to be given under seal or under the hand of an officer duly authorised by it) authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same power on behalf of the grantor as the grantor could exercise if it were an individual member of the Company, save that a Director, the secretary or other person authorised for the purpose by the secretary may require such person to produce a certified copy of the resolution of authorisation or other authority before permitting him to exercise his powers. The grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

73. A vote cast or poll demanded by proxy, or by the duly authorised representative of a corporation, shall not be invalidated by the previous determination of the authority of the person voting or demanding the poll, unless intimation of such determination shall have been received by the Company at the office (or such other place as the proxy was duly deposited) not less than three hours before the time for holding the meeting or adjourned meeting or (in the case of a poll not taken on the day it was demanded) for taking the poll at which the vote is cast.

Directors

74. Unless otherwise determined by the Company by ordinary resolution, the number of Directors (other than alternate Directors) shall not be less than three nor more than twenty.

75. A Director shall not require a share qualification but he shall nevertheless be entitled to attend and speak at any general meeting of, or at any separate meeting of the holders of any class of shares in, the Company.

76. Each Director who does not hold executive office may be a member of any scheme (including a share acquisition scheme) instituted or established or financed or contributed to by the Company and shall be paid a fee at such rate as may from time to time be determined by the Directors provided that the aggregate of all such fees so paid to Directors (excluding amounts payable to any Director for holding a salaried employment or office in the Company) shall not exceed £200,000 per annum or such other amount as may from time to time be determined by Ordinary Resolution of the Company.

77. The Directors shall also be entitled to be paid all travelling, hotel and other expenses incurred by them respectively in and about the performance of their duties as Directors, including their expenses of travelling to and from meetings of the Directors or Committees of the Directors or General Meetings.

78. Any Director, including a Director who does not hold executive office, who serves on any Committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine.

79.(A) Subject to the provisions of the Companies Acts, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director may:-

(1)	be a party to or in any way interested in any contract, arrangement or transaction to which or in which the Company is a party or in any way interested; and

(2)	hold any other office or place of profit (except that of auditor of the Company or any of its subsidiaries) under and act in a professional capacity for the Company or any other company in which the Company is interested and be remunerated therefor and be otherwise interested in any such other company;

and in no such case shall he be liable to account to the Company for any profit or advantage accruing to him thereunder or in consequence thereof nor shall any such contract, arrangement or transaction be avoided by reason of his holding the office of Director or of the fiduciary relationship thereby established.

(B) For the purposes of this Article:

(1)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(2)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

(C) The Directors may exercise the rights conferred by the shares held or owned by the Company in any other company in such manner in all respects as they think fit (including the exercise thereof for the appointment of any of their number as an officer or employee of that other company or for the payment of remuneration to the officers or employees of that other company).

Appointment and Retirement of Directors

80. At every annual general meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but:

(1)	if any Director has at the start of the annual general meeting been in office for more than three years since his last appointment or re-appointment, he shall retire; and

(2)	if there is only one Director who is subject to retirement by rotation, he shall retire.

81. The Directors to retire at each annual general meeting shall be determined by the composition of the Directors at the date of the notice convening the annual general meeting and shall include (so far as necessary to obtain the requisite number) any Director who wishes to retire or is due to retire at the meeting and is unwilling or ineligible to be re-appointed and any further Directors so to retire shall be those who have been longest in office since their appointment or last re-appointment. As between Directors who were appointed or last re-appointed on the same day the Directors to retire shall, in the absence of agreement among them, be selected by lot. No Director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the Directors after the date of the notice of the annual general meeting but before the close of that meeting. Save as otherwise provided by these Articles a retiring Director shall be eligible for re-appointment and shall hold office as a Director throughout the meeting at which he retires.

82. The Company may, by ordinary resolution at the meeting at which any Director retires by rotation, fill the vacated office and, in default, the retiring Director, if willing to act, shall be deemed to be re-appointed, unless at the meeting it is expressly resolved not to fill the vacated office or a resolution for the re-appointment of that Director is put to the meeting and lost.

83. Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate resolution.

84. No person other than a Director retiring at the meeting shall be eligible to be appointed a Director at any general meeting unless he is recommended by the Directors for appointment or, not less than seven and not more than forty-two clear days before the day appointed for the meeting, there has been deposited at the office notice in writing by a member entitled to vote at the meeting of his intention to propose such person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s Register of Directors together with notice in writing signed by the person to be proposed of his willingness to be appointed.

85. A person may be appointed a Director, either to fill a casual vacancy or as an additional Director, by the Company by ordinary resolution or by the Directors provided that the total number of Directors shall not exceed the maximum number fixed by or in accordance with these Articles. Subject to the provisions of the Companies Acts and of these Articles, a Director so appointed by the Directors shall hold office only until the conclusion of the next annual general meeting, when he shall be eligible for re-appointment, but shall not be taken into account in determining the Directors or the number of Directors to retire by rotation at the meeting.

86. The office of a Director shall be vacated if:-

(1)	he becomes bankrupt or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

(2)	an order is made by a court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian, receiver or other person to exercise powers with respect to his property or affairs; or

(3)	he ceases to be a Director or is prohibited from being a Director by virtue of any provision of the Companies Acts, other law or these Articles; or

(4)	he is absent from meetings of the Directors for six successive months without the express permission of the Directors and his alternate Director (if any) has not during that period attended in his stead and the Directors resolve that his office be vacated; or

(5)	he resigns his office by notice in writing to the Company or having been appointed for a fixed term, the term expires or his office as a Director is vacated pursuant to Article 85; or

(6)	he is requested to resign by a notice in writing signed by all the other Directors (excluding any alternate Director appointed by the Director in question and acting in his capacity as such);or

(7)	the Directors resolve that his office be vacated on the ground that they consider that any certificate, licence, permission, authorisation or consent issued or granted to the Company or any of its subsidiaries under any applicable betting or gaming legislation or regulations (whether of the United Kingdom or of any other jurisdiction) for the time being in force is likely to be revoked, cancelled, terminated or not renewed unless he ceases to be a Director, for which purpose a resolution to that effect passed at a meeting of the Directors shall be conclusive.

87. In accordance with and subject to the provisions of the Companies Acts, the Company may by ordinary resolution remove any Director before the expiry of his period of office (without prejudice to any claim for breach of contract between him and the Company) and, by ordinary resolution, appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

Executive Directors

88.(A) Subject to the provisions of the Companies Acts, the Directors may from time to time appoint one or more of their body to be the holder of any executive office (except that of auditor) on such terms and for such period as they think fit and may enter into an agreement or arrangement with any Director for his employment by the Company or for provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine.

(B) A Director so appointed to any such executive office shall be subject to retirement by rotation and shall be taken into account in determining the rotation of retirement of Directors and the number of Directors to retire by rotation.

(C) A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise, as the Directors may determine.

(D) The Directors may confer upon a Director holding any such executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from to time revoke, withdraw or vary all or any such powers but without prejudice to any rights or claims which the person whose appointment is revoked or varied have against the Company by reason thereof.

89. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.

90. The emoluments of any Director holding executive office for his services as such shall be determined by the Directors, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

Alternate Directors

91. A Director (other than an alternate Director) may at any time, by an instrument in writing under his hand deposited at the office, appoint any person to be his alternate Director and remove any alternate Director so appointed from office and appoint another person to be an alternate Director in his stead; but the appointment of a person who is not himself a Director shall not be operative unless and until approved by the Directors.

92. Every alternate Director shall be entitled to notice of meetings of the Directors and of any committee of the Directors of which the Director appointing him is a member and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally to have all the powers and duties of a Director (except as regards power to appoint an alternate) in the absence of the Director appointing him. It shall not be necessary to give notice of such a meeting to an alternate Director who is absent from the United Kingdom. Every alternate Director shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him. An alternate Director shall be entitled to be a party to and interested in and benefit from contracts, arrangements and transactions, to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as an alternate Director any remuneration, except only such part of the remuneration otherwise payable to the Director appointing him as may be agreed between them and notified to the Company by the appointing Director in writing.

93. A Director or any other person may act as alternate Director to represent more than one Director, and an alternate Director shall be entitled, at meetings of the Directors or any committee of the Directors to one vote for every Director whom he represents (and who is not present) in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

94. An alternate Director shall cease to be an alternate Director:

(1)	if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment; or

(2)	on the happening of any event which, if he were a Director, would cause him to vacate his office as Director; or

(3)	if he resigns his office by notice to the Company.

95. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 91) upon receipt of such notice at the office.

Powers and Duties of Directors

96. Subject to the provisions of the Companies Acts, the Memorandum and these Articles and to any directions given by special resolution, the business of the

Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid had that alteration not been made or that direction given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article and a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

97. The Directors may delegate any of their powers to any committee consisting of one or more Directors. The Directors may also delegate to any Director holding any executive office such of its powers as the Directors consider desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Directors may specify, and may be revoked or altered. Subject to any conditions imposed by the Directors, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

98. The Directors may make such arrangements as they think fit for the management of the Company’s affairs in the United Kingdom and abroad and may for this purpose appoint local attorneys and agents, fix their remuneration and delegate to them such powers as may be deemed requisite or expedient. Any appointment or delegation made pursuant to this Article may be made upon such terms and subject to such conditions as the Directors may decide and the Directors may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

99. The Directors may from time to time and at any time, appoint any person or any fluctuating body or persons, whether nominated directly or indirectly by the Directors, to be the agent of the Company for such purposes, with such powers (including the power of sub-delegation), authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles), for such period and subject to such conditions as they may think fit, and any such appointment may make such provisions for the protection and convenience of persons dealing with any such agent as the Directors may think fit and may authorise any such agent to delegate all or any of the powers, authorities and discretions vested in him.

100. The Directors may appoint any person to any office or employment having a designation or title including the word “Director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “Director” in the designation or title of any such office or employment shall not imply that the holder is a Director, nor shall the holder thereby be empowered in any respect to act as, or be deemed to be, a Director for any of the purposes of these Articles.

Gratuities, Pensions and Insurance

101.(A) The Directors may pay, or agree to pay, gratuities, pensions or other retirement, superannuation, insurance, death or disability benefits to any past or present employee or director of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and to any widow or any dependants of such a person (as well as before as after he ceases to hold such office or employment) and for this purpose may contribute to any scheme or fund or pay premiums for the purchase or provision of any such benefit.

(B) Without prejudice to the provisions of Article 150, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were, at any time, officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

(C) No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director.

Borrowing Powers

102.(A) The Directors may (subject to the Companies Acts and the provisions of these Articles) exercise all the powers of the Company to borrow money, to enter into guarantees and indemnities and to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital, or any part thereof, and to issue debentures and other securities outright or as collateral security for any debt, liability or obligation of the Company or of any third party. The Directors shall, however, restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries for the time being so as to ensure (as regards subsidiaries so far as by such exercise they can ensure) that the aggregate nominal or principal amount for the time being remaining undischarged of all moneys borrowed by the Group (being the Company and its subsidiaries for the time being or any of such companies) (exclusive of intra-Group borrowing) shall not without the previous sanction of an ordinary resolution of the Company exceed an amount equal to two and one half times the aggregate from time to time of:-

(1)	the amount paid up or credited as paid up on the issued share capital of the Company; and

(2)	the amount standing to the credit of the consolidated reserves of the Company and its subsidiaries and the Group’s interest in the reserves of associated or related companies, and including for the purpose of this sub-paragraph (2) any credit balance on any share premium account and/or capital redemption reserve and/or special reserve and any debit or credit balance on profit and loss account, all as shown by or calculated by reference to the then latest audited consolidated balance sheet of the Company and its subsidiaries;

but so that (1) and (2) shall be adjusted (to the extent that such adjustments have not already been made) to:-

(a)	exclude amounts attributable to minority interests; and

(b)	exclude any revaluation reserve of the Group except to the extent that it arises from a revaluation carried out by an independent professional valuer or from a revaluation of assets on their acquisition by the Group; and

(c)	reflect any variation in the amount of paid up share capital of the Company, any share premium account and/or capital redemption reserve and/or special reserve since the date of the then latest audited consolidated balance sheet of the Company and its subsidiaries (including for this purpose any underwritten element of any issue or proposed issue of shares by the Company from the date that such underwriting is unconditional).

(B) For the purposes of the foregoing, amounts borrowed shall be deemed to be the aggregate of:-

(1)	the aggregate outstanding principal amount of all borrowings and other moneys raised by the Group including moneys raised by acceptance credits (not being acceptances in relation to the purchase of goods or services in the ordinary course of business) and the principal amount of any debenture, bond, note, loan stock or other security; and

(2)	the aggregate amount of all guarantees given by the Group to secure liabilities of a type included in (B)(1) above of any person not a member of the Group, save to the extent that the amount guaranteed itself falls to be included under (B)(1) above; and

(3)	the aggregate of any premiums due on final redemption in addition to any principal amounts falling to be included under (B)(1) above but only to the extent that such premiums have been charged to the profit and loss account or any reserve of the Group; and

(4)	the aggregate of any share capital other than equity share capital (as defined in Section 744 of the Act) issued after the 24th June, 1961 by a subsidiary when a subsidiary and not beneficially owned by another subsidiary or by the Company.

less the aggregate of:-

(5)	cash in hand of the Group; and

(6)	cash deposits and the balance on each current account of the Group with banks in the United Kingdom and/or elsewhere if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive; however, if the remittance of such cash is prohibited it shall nonetheless be deducted from amounts borrowed but only to the extent that it may set-off against or act as security for any amounts in (B) (1) to (4) above; and

(7)	any cash securing the repayment by the Group of any amount borrowed by the Group deposited or otherwise placed with the trustee or similar entity in respect of the relevant borrowing; and

(8)	the realisable value of any certificates of deposit or similar instruments held by the Group; and

(9)	the discount arising on issue of any debenture, bond, note, loan stock or other security to the extent that such discount has not been charged to the profit and loss account or any reserve of the Group; and

(10)	an amount equal to the amount of borrowings (as defined above) of a body corporate on the day on which it became a member of the Group but only for a period of six months from such day.

(C) The determination of the auditors as to amounts borrowed and as to the limit on borrowings under this Article and as to whether the limit on borrowings under this Article has been exceeded at any time shall be conclusive and binding. Nevertheless the Directors may at any time act in reliance on a bona fide estimate of the amounts borrowed and the limit on borrowings and if in consequence the limit hereinbefore contained is inadvertently exceeded, an amount borrowed equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the auditors or otherwise the Directors become aware that such a situation has or may have arisen.

(D) If as a result only of changes in exchange rates the limit on borrowings contained herein is breached then such breach shall be disregarded until such breach shall have persisted for three months.

(E) For all purposes of this Article 102, none of The Rank Organisation Plc (Rank) or any of its subsidiaries as at the date of the adoption of this Article shall be a body corporate for the purposes of paragraph (10) of Article 102(B) and, until an audited consolidated balance sheet of the Company and its subsidiary undertakings, prepared as at a date following the date on which the Company shall have become the holding company of Rank, shall have been audited and approved by the Directors, the restriction in Article 102(A) shall not apply but the amount of moneys borrowed by the Group shall not without the previous sanction of an ordinary resolution of the Company exceed the sum of £3 billion (three billion pounds sterling).

(F) No lender or other person dealing with the Company shall be concerned to see or enquire whether such limit is observed and no debt incurred in excess of such limit shall be invalid and no security given therefor shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that such limit had been or was thereby exceeded.

103. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Directors from time to time determine.

104. The Directors shall cause minutes to be made of the proceedings of all meetings of the Company, of any class of members of the Company and of the Directors and of committees of the Directors; and any such minute purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting, shall be evidence of the proceedings.

Proceedings of Directors

105. The Directors may meet for the despatch of business, adjourn and otherwise regulate their meetings as they think fit (subject to the provisions of these Articles). Questions arising at any meeting shall be decided by a majority of votes. A Director who is also an alternate Director shall be entitled, in addition to his own vote, to a separate vote on behalf of each absent Director for whom he is an alternate Director. In the case of an equality of votes the Chairman of the meeting shall be given a second or casting vote.

106. The Chairman may, and on the request of a Director the secretary shall, at any time convene a meeting of the Directors. Notice of a meeting of the Directors shall be properly given if given to each Director personally or by word of mouth or sent in writing to each Director at his last known address given by each Director to the Company for this purpose. It shall not be necessary to give notice of a meeting of the Directors to any Director for the time being absent from the United Kingdom. A Director may waive notice of a meeting and such waiver may be retrospective.

107. Without prejudice to the first sentence of Article 108, a meeting of the Directors or of a committee of the Directors may consist of a conference between Directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the Chairman of the meeting then is. The word meeting in these Articles shall be construed accordingly.

108. The quorum necessary for the transaction of the business of the Directors shall be two or such higher number as may from time to time be fixed by the Directors. An alternate Director shall, if his appointor is not present, be counted in a quorum, but so that not less than two individuals shall constitute the quorum. Any Director who ceases to be a Director at a Directors’ meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Directors meeting if no Director objects.

109.(A)Except as otherwise provided in this Article, a Director shall not, as a Director, vote or be counted in the quorum present at a meeting of the Directors or a committee of the Directors upon a motion in which he is directly or indirectly interested.

(B) A Director shall be entitled to vote at a meeting of the Directors or a committee of the Directors and be counted in the quorum present upon a motion in respect of:-

(1)	any proposal in which he is interested by reason of any direct or indirect interest in any shares in or debentures or other securities of, or otherwise in or through, the Company;

(2)	the adoption, modification or operation of any retirement benefits scheme which has been approved or is subject to and conditional upon approval by the Inland Revenue for tax purposes;

(3)	any proposal relating to any contract or arrangement for the benefit of employees of the Company or of any of its subsidiaries which does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to whom the contract or arrangement relates;

(4)	a proposal in which his interest arises in relation to the subscription or purchase by him of shares, debentures or other securities of the Company pursuant to an offer or invitation to members or debenture holders of the Company, or any class of them, or to the public or any section of the public;

(5)	a proposal in which his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities of or by the Company or any of its subsidiaries for subscription, purchase or exchange;

(6)	a resolution which relates to a proposal concerning any other body corporate in which he is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(7)	the giving of any guarantee, indemnity or security to a third party in respect of a debt or obligation of the Company or of any of its subsidiary undertakings for which he has wholly or partly assumed responsibility under a guarantee, indemnity or security;

(8)	the giving to him of any guarantee, indemnity or security in respect of money lent by him to or any obligation undertaken by him at the request of or for the benefit of the Company or any of its subsidiary undertakings; or

(9)	a proposal concerning any insurance which the Company is empowered to purchase or maintain for or for the benefit of any Directors of the Company or for persons who include Directors of the Company provided that for the purposes of this paragraph insurance shall mean only insurance against liability incurred by a Director in respect of any such act or omission by him as is referred to in Article 101.(B) or any other insurance which the Company is empowered to purchase or maintain for or for the benefit of any groups of persons consisting of or including Directors.

(C) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals shall be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(D) For the purpose of determining whether a proposal concerns a company in which a Director is interested, there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Article, an interest of a person who is, for any purpose of the Companies Acts (excluding any statutory modification thereof not in force when this Article becomes binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise.

110. The continuing Director or Directors may at any time act notwithstanding any vacancy in their body; but if the number of Directors shall at any time be reduced to less than the minimum number fixed by or in accordance with these Articles or the number fixed by or pursuant to these Articles as the quorum of Directors the continuing Director or Directors may act for the purposes only of appointing an additional Director or additional Directors or of convening a general meeting of the Company.

111. The Directors may from time to time elect from their number, and remove, a Chairman and Deputy Chairman. The Chairman or, in his absence, the Deputy Chairman shall preside at all meetings of the Directors, but if no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor the Deputy Chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to preside as Chairman of the meeting.

112. A resolution in writing signed by all the Directors for the time being in the United Kingdom entitled to receive notice of a meeting of the Directors or of a committee of the Directors (not being less than the number of Directors required to form a quorum in accordance with Article 108) shall be as effective as a resolution passed at a meeting of the Directors or (as the case may be) of a committee of the Directors duly convened and held, and may consist of several documents in the like form, each signed by one or more of the Directors. A resolution signed by an alternate Director need not also be signed by his appointor and a resolution signed by a Director who has appointed an alternate Director need not also be signed by the alternate Director in that capacity.

113. The Directors may delegate any of their powers to committees consisting of such one or more members of their body as they think fit. Any such committee shall in the exercise of any power so delegated conform with any regulations that may from time to time be imposed upon it by the Directors and, subject thereto, the meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable.

114. All acts done bona fide by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director (or alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed, was qualified, had continued to be a Director (or alternate Director) and had been entitled to vote.

115. If a question arises at a meeting of the Directors or of a committee of the Directors as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the Chairman of the meeting, it shall be decided by resolution of the Directors (on which the Chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the Chairman have not been fairly disclosed.

Secretary

116. The Directors shall, subject to the provisions of the Companies Acts, appoint the secretary on such terms, at such remuneration and upon such conditions as they may think fit and may, without prejudice to any claim for breach of contract between the Company and him, remove the secretary from office. The Directors may also appoint any other person, either generally or specially, to perform all or any of the duties of the secretary.

Destruction of Documents

117.(A)Subject to the Companies Acts, the Company shall be entitled to destroy all instruments of transfer of shares in the Company at any time after the expiry of six years from the date of registration thereof, all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording and all share certificates which have been cancelled at any time after the expiry of two years from the date of recording thereof or in the case of cancelled certificates from the date of cancellation thereof. Provided that the document was destroyed in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant, it shall be conclusively presumed in favour of the Company that every entry in the register purporting to have been made on the basis of a document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books of the Company.

(B) Nothing contained in this Article shall impose upon the Company any liability in respect of the destruction of any document or in any other circumstances which would not attach to the Company in the absence of this Article.

(C) References in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system concerned relating to the transfer of such shares.

(D) In relation to uncertificated shares, the provisions of this Article shall apply only to the extent the same are consistent with the Regulations.

(E) References in this Article to the destruction of a document include references to its disposal in any manner.

Minutes

118.(A) The Directors shall cause minutes to be made in books kept for the purpose of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Directors, and of committees of the Directors, including the names of the Directors present at each such meeting.

(B) Any such minutes, if purporting to be signed by the Chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

The Seal

119. The Directors shall provide for the safe custody of a seal and the securities seal, neither of which shall be used without the authority of the Directors or a committee of the Directors authorised by the Directors in that behalf. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on such document or by applying the seal or a facsimile of it by any other means to such document. Every instrument to which the seal is affixed shall be signed autographically by two Directors or by one Director and the secretary or by one Director and some other person appointed by the Directors for the purpose, save that if the Directors so resolve, share certificates and (subject to the provisions of any document creating or securing the same) certificates issued under the seal in respect of any debentures or other securities of the Company need not be signed or the requisite signatures may be printed or affixed by such mechanical means as the Directors may prescribe. Any securities issued by the Company and any document creating or evidencing securities so issued to which the securities seal is affixed need not be signed.

120. The Company may exercise the powers conferred by the Companies Acts of having an official seal for use abroad, which powers shall be vested in the Directors.

121. Where the Act so permits, any instrument signed, with the authority of a resolution of the Directors or of a committee of the Directors, by one Director and the secretary or by two Directors and expressed to be executed by the Company, shall have the same effect as if executed under the seal.

122. A document which is executed by the Directors as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.

Registers

123. Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the Directors may make, amend and revoke any such regulations as the Directors may think fit respecting the keeping of the register.

124. Any Director or the secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the holders of any class of shares of the Company or the Directors or any committee of the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts. A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company or the holders of any class of shares of the Company or of the Directors or any committee of the Directors that is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

Dividends

125.(A) The Company may (subject to the provisions of the Companies Acts and subject to paragraph (B) of this Article) by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by the Directors.

(B) Notwithstanding the provisions of paragraph (A) of this Article, but subject to the provisions of the Companies Acts, the Directors shall be entitled to declare and pay dividends on the preference shares in accordance with the terms of their issue.

126. Subject to the provisions of the Companies Acts and to the provisions of the preceding Article the Directors:-

(1)	may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof; and

(2)	may provide, in such manner and on such terms as they may think fit, for the payment of any dividends (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on any class of shares carrying such a dividend on such dates as may be prescribed for the payment thereof (whether such dates are fixed or are determined in accordance with a specified procedure or mechanism); and

(3)	may also from time to time declare and pay interim dividends on the shares of any class of such amounts and on such dates and in respect of such periods as they think fit. The Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. Provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

127. Subject to any rights attached to any class of shares and subject to the terms of allotment of any share, all dividends shall be apportioned and paid pro rata according to the amounts for the time being paid up on the shares (otherwise than in advance of calls) during any part or parts of the period in respect of which the dividend is paid.

128. The Directors may deduct from any dividend or other moneys payable on or in respect of any shares held by a member all sums of money presently payable by him to the Company on account of calls or otherwise in relation to the shares in the Company.

129. The Directors may retain the dividends payable upon shares in respect of which any person is, under the provisions of these Articles as to transmission of shares, entitled to become a member, or which any person under those provisions is entitled to transfer, until such person (or their transferee) shall become a member in respect of such shares.

130. If the resolution of the Company in general meeting or of the Directors declaring or paying a dividend on any shares provides that it shall be paid to the members registered as the holders of those shares at a prescribed time or on a prescribed date, the dividend shall be payable to those members accordingly.

131. Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable in respect of a share shall bear interest as against the Company. Any dividend or such other moneys unclaimed for a period of twelve years from the date on which the same first became payable shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or such other moneys into separate accounts shall not constitute the Company a trustee of the same, which may be invested or otherwise used for the benefit of the Company until claimed. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions. The entitlement conferred on the Company by this Article in respect of any member shall cease if such member claims a dividend or cashes a dividend warrant or cheque.

132. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person at such address as such member or person or persons may by writing direct. Where such dividend or other moneys are to be paid by cheque or warrant, every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct. Any such dividend or other moneys may also be paid by such other method (including, without limitation, direct debit, bank or other funds transfer system) as the Directors may in their absolute discretion think fit (subject always, in the case of uncertificated shares, to the facilities and requirements of the relevant system concerned where payment is to be made by means of such system) to or through such person as the holder or person entitled may in writing direct. Every such cheque or warrant so sent or payment so made shall be sent or made at the risk of the holder or person entitled. Payment of a cheque or warrant by the bank on which it was drawn, the transfer of the funds by the bank instructed to make the same or the making of payment otherwise in accordance with this Article shall be a good discharge to the Company. The Company shall have no responsibility for any sums lost or delayed in the course of payment by a method selected by the Directors pursuant to this Article, or where it has acted on any directions given by the holder or person entitled. Subject to the provisions of these Articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may think fit or otherwise determine.

133. Any one joint holder of a share may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

134.(A)The Company may, upon the recommendation of the Directors, by ordinary resolution direct payment of a dividend wholly or in part by the distribution of specific assets and, in particular, of paid up shares in or debentures of any other company, and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution the Directors may settle the same as they think expedient and in particular may issue, in the case of certificated shares, fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the basis of the value so fixed in order to adjust the rights of members and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient.

(B) Notwithstanding any other provision of these Articles, the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date which such dividend, distribution, allotment or issue is declared.

(C) The Directors may, with the sanction of an ordinary resolution of the Company, offer the holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends as are specified by such resolution, subject to such exclusions or restrictions as the Directors may in their absolute discretion deem necessary or desirable in relation to compliance with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory. The following provisions shall apply in respect of such offer:-

(1)	the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period;

(2)	the basis of allotment shall be determined by the Directors so that, unless otherwise specified in the said resolution, as nearly as may be considered convenient without involving any rounding up of fractions, the value (calculated by reference to the average quotation) of the new Ordinary Shares to be allotted instead of the amount of any dividend shall equal or not exceed that amount; for these purposes the “average” quotation of an Ordinary Share shall be the average of the middle market quotations for a fully paid Ordinary Share as derived from the daily Official List of the London Stock Exchange on the business day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent business days;

(3)	the basis of allotment shall be such that no Ordinary Shareholder may receive a fraction of a share. The Directors may make such provision as they think fit for any fractional entitlements including provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment of fully paid shares to such holder and/or provision whereby cash payments may be made to holders in respect of their fractional entitlements;

(4)	a certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(5)	the Directors, after determining the basis of the allotment, shall notify the holders of Ordinary Shares in writing of the right of election offered to them and shall send with or following such notification forms of election and specify the procedure to be followed and place at which, and the latest time by which, duly completed forms of election must be lodged in order to be effective provided that the Directors may make, in relation to uncertificated shares, such other arrangements as they may in their absolute discretion think fit (subject always to the facilities and requirements of the relevant system concerned);

(6)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which the said election has been duly made (the elected Ordinary Shares) and instead thereof additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid; for such purpose the Directors shall capitalise out of such of the sums standing to the credit of reserves (which term shall when used in this Article include any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted and apply the same in paying up in full the appropriate distribution to and amongst the holders of the elected Ordinary Shares on such basis;

(7)	the additional Ordinary Shares so allotted shall be allotted by reference to the record date for the dividend in respect of which the right of election has been offered and shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participations in the relevant dividend. Unless the Directors otherwise determine (and subject always to the Regulations and the requirements of the relevant system concerned), the Ordinary Shares so allotted shall be issued as certificated shares (where the

Ordinary Shares or the Convertible Preference Shares in respect of which they have been allotted were certificated shares at the Scrip Record Time) or as uncertificated shares (where the Ordinary Shares or the Convertible Preference Shares in respect of which they have been allotted were uncertificated shares at the Scrip Record Time) provided that if the Company is unable under the facilities and requirements of the relevant system concerned to issue Ordinary Shares in respect of the person entitled thereto as uncertificated shares able to be evidenced and transferred without a written instrument, such shares shall be issued as certificated shares; for these purposes, the Scrip Record Time means such time on the record date for determining the entitlements of members to make elections as described in this Article, or on such other date, as the Directors may in their absolute discretion determine; and

(8)	the power conferred under this Article and by any authority given by the shareholders shall not be exercised unless the Company has sufficient unissued shares and undistributed profits, or sums standing to the credit of reserves, to give effect to any elections which could be made as a consequence thereof.

(D) The Company in general meeting or the Directors by resolution may specify that any dividend, distribution, allotment or issue to members shall be paid or made to the persons registered as the holders of shares at the close of business on a particular date, notwithstanding that it may be a date before or after that on which the resolution is passed, and thereupon the dividend, distribution, allotment or issue shall be paid or made to such holders in accordance with their respective holdings registered on that date.

(E) The Directors may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any shares pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment and incidental matters and any agreement made under such authority shall be effective and binding on all concerned.

(F) The Directors may, in their discretion, amend, suspend or terminate any offer which is in operation.

135. The Company shall not be bound to accept or act upon any waiver of the whole or any part of any dividend.

Reserves

136. The Directors may carry to reserve out of the profits of the Company such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may be properly applied and, pending such application, may either be employed in the business of the Company or be invested. The Directors may also, without placing the same to reserve, carry forward any profits.

Capitalisation

137. The Company may by ordinary resolution on the recommendation of the Directors resolve that it is desirable to capitalise any undistributed profits of the Company whether realised or unrealised (including profits carried and standing to any reserve or reserves) being (in the case of distributable profits) not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits or, subject as hereinafter provided, any sum standing to the credit of any reserve or other fund including the share premium account and capital redemption reserve, and accordingly that the Directors be authorised and directed to appropriate the profits or sum resolved to be capitalised to the members on the record date specified in the relevant resolution in the proportion in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such profits or sum on their behalf, subject to the provisions of the Companies Acts, either in or towards paying up the amounts, if any, for the time being unpaid on any shares or debentures held by such members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, or partly in one way and partly in the other, such shares or debentures to be allotted and distributed, credited as fully paid up, to and amongst such members or as they may direct in the proportion aforesaid but the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid.

138. Subject to Article 137 above, the Directors may:

(1)	make such provision by authorising the sale and transfer to any person of fractions to which any members would become entitled or resolve that the distribution be made as nearly as practicable in the correct proportion but not exactly so or may ignore fractions altogether or resolve that cash payments be made to any members in order to adjust the rights of all parties or otherwise as (in each case) the Directors determine where shares or debentures become, or would otherwise become, distributable under this Article in fractions;

(2)	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(a)	the allotment to such members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled upon such capitalisation; or

(b)	the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares,

and	any agreement made under such authority shall be binding on all such members; and

(3)	generally do all acts and things required to give effect to such resolution as aforesaid.

Accounting records

139. A member who is not an officer of the Company shall not have any right of inspecting the accounting records of the Company except as conferred by law or authorised by the Directors or by ordinary resolution of the Company.

140. A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in General Meeting and of the Directors’ and auditors’ reports shall, at least twenty-one days previously to the meeting, be delivered or sent by post to every member and debenture holder of the Company of whose address the Company is aware and to every debenture holder of the Company of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. Provided that the requirements of this Article shall be deemed satisfied in relation to any member or debenture holder by sending to each member or debenture holder, where permitted by the Companies Acts and instead of the said copies, a summary financial statement derived from the Company’s annual accounts and the report of the Directors and prepared in the form and containing the information prescribed by the Companies Acts and any regulations made thereunder.

Notices

141. Save as otherwise provided by these Articles, any notice to be given by or to any person pursuant to these Articles shall be in writing.

142. Subject to the provisions of Article 144.(B), a notice or other document may be served by the Company upon any member either personally or by leaving it at or sending it through the post in a prepaid envelope addressed to him, in the case of a member with a registered address in the United Kingdom, at his registered address and, in the case of a member without a registered address in the United Kingdom, at the address (if any) in the United Kingdom given by him to the Company for the service of notices. In the case of joint holders of a share, a notice or other document shall be served upon the holder first named in the register in respect of the share and such service shall be sufficient service upon all the joint holders in their capacity as such. For this purpose a joint holder without a registered address in the United Kingdom, who has not given to the Company an address in the United Kingdom for the service of notices shall be disregarded.

143. Subject to the provisions of Article 144.(B), any member without a registered address in the United Kingdom who has not given to the Company an address in the United Kingdom for the service of notices shall not be entitled to receive any notice from the Company.

144.(A) If at any time the Company is unable effectively to convene a general meeting by notices sent through the post by reason of the suspension or curtailment of postal services within the United Kingdom, a general meeting may be convened by a notice advertised on the same day in at least two leading daily newspapers (of which at least one is a national newspaper) and the notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if the posting of notices throughout the United Kingdom again becomes practicable at least seven days before the meeting.

(B) Any notice required to be given by the Company to members (including for this purpose holders of share warrants) and not otherwise expressly provided for by these Articles or by the terms of issue of any shares shall be sufficiently given if given by an advertisement published on any one occasion in a leading daily newspaper in London and shall be taken as given at noon on the day on which such advertisement appears. The holder of a share warrant shall be entitled in respect thereof to notice only by advertisement as hereinbefore provided. Any additional notice given in any jurisdiction outside England and Wales or in any other newspaper or journal shall be by way of information only and shall not affect or derogate from the preceding provisions of this Article.

145. Any notice or other document served or delivered by airmail from the United Kingdom to an address outside the United Kingdom or by first class post from the United Kingdom to an address in the United Kingdom shall be deemed to have been served or delivered on the expiry of twenty-four hours from the time the envelope containing the same was posted or, if posted by second class mail, forty-eight hours after the time when the envelope containing the same was posted and to prove such service or delivery it shall be sufficient to prove that the envelope containing the notice or document was properly addressed stamped and posted. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

146. Any notice or document left at or sent by post to the registered address of any member in respect of a share registered in his name as the sole or first named joint holder shall, notwithstanding that the member is then dead, bankrupt, incapable by reason of mental disorder of managing his property and affairs or (being a corporation) in liquidation (or that the member has sold or otherwise disposed of such share), and whether or not the Company has notice of the death, bankruptcy, incapacity or liquidation, be deemed for all purposes to have been sufficiently served on all persons interested in the share (whether jointly with or as claiming through or under that member) unless his name has, not later than twenty-one days before the date of such notice or document, been removed from the register as the holders of the share.

147. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice issued under Section 212 of the Act to a person from whom he derives his title.

Winding Up

148. If the Company is wound up, the liquidator may, with the authority of an extraordinary resolution and any other authority required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company, whether they consist of property of one kind or of different kinds, and may for this purpose set such value as he deems fair upon each kind of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may also, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the members as the liquidator shall think fit and the liquidation of the Company may be closed and the Company dissolved. Notwithstanding anything contained in this Article, no member shall be compelled to accept any assets in respect of which there is a liability.

149. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

Indemnity

150. Subject to the provisions of the Companies Acts, but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director and other officer of the Company (including an auditor) shall be indemnified out of the assets of the Company against any costs, charges, expenses, loss or liability incurred by him in or about the execution of or otherwise in relation to his office.